                                                      RULE NO. 424(b)(5)
                                                      REGISTRATION NO. 333-15635
                                                                        33-61383


PROSPECTUS SUPPLEMENT
(To Prospectus dated December 6, 1996)

                                 $175,000,000
                             NEW PLAN REALTY TRUST
                               MEDIUM-TERM NOTES
                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                               -----------------
  New Plan Realty Trust ("New Plan" or the "Trust") may offer from time to time up to $175,000,000 aggregate initial offering price, or the equivalent thereof in one or more foreign or composite currencies, of its Medium-Term Notes Due Nine Months or More from Date of Issue (the "Notes"). Such aggregate initial offering price is subject to reduction as a result of the sale by the Trust of other Offered Securities described in the accompanying Prospectus. Each Note will mature on any day nine months or more from the date of issue, as specified in the applicable pricing supplement hereto (each, a "Pricing Supplement"), and may be subject to redemption at the option of the Trust or repayment at the option of the Holder thereof, in each case, in whole or in part, prior to its Stated Maturity Date, as specified in the applicable Pricing Supplement. In addition, each Note may be denominated and/or payable in United States dollars or a foreign or composite currency, as specified in the applicable Pricing Supplement. The Notes, other than Foreign Currency Notes, will be issued in minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement, while Foreign Currency Notes will be issued in the minimum denominations specified in the applicable Pricing Supplement.

  The Trust may issue Notes that bear interest at fixed rates ("Fixed Rate Notes") or at floating rates ("Floating Rate Notes"). The applicable Pricing Supplement will specify whether a Floating Rate Note is a Regular Floating Rate Note, a Floating Rate/fixed Rate Note or an Inverse Floating Rate Note and whether the rate of interest thereon is determined by reference to one or more of the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate (each, an "Interest Rate Basis"), or any other interest rate basis or formula, as adjusted by any Spread and/or Spread Multiplier. Interest on each Floating Rate Note will accrue from its date of issue and, unless otherwise specified in the applicable Pricing Supplement, will be payable monthly, quarterly, semiannually or annually in arrears, as specified in the applicable Pricing Supplement, and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, the rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable Pricing Supplement. Interest on each Fixed Rate Note will accrue from its date of issue and will be payable in arrears as specified in the applicable Pricing Supplement and on the Maturity Date. Notes may also be issued that do not bear any interest currently or that bear interest at a below market rate. See "Description of Notes."

  The interest rate, or formula for the determination of the interest rate, applicable to each Note and the other variable terms thereof will be established by the Trust on the date of issue of such Note and will be specified in the applicable Pricing Supplement. Interest rates or formulas and other terms of Notes are subject to change by the Trust, but no such change will affect any Note previously issued or as to which an offer to purchase has been accepted by the Trust.

  Each Note will be issued in book-entry form (a "Book-Entry Note") or in fully registered certificated from (a "Certificated Note"), as specified in the applicable Pricing Supplement. Each Book-Entry Note will be represented by one or more fully registered global securities (the "Global Securities") deposited with or on behalf of The Depository Trust Company (or such other depositary identified in the applicable Pricing Supplement) (the "Depositary") and registered in the name of the Depositary or the Depositary's nominee. Interests in the Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary (with respect to its participants) and the Depositary's participants (with respect to beneficial owners).

                              -----------------

  SEE "RISK FACTORS" ON PAGE S-2 FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NOTES OFFERED HEREBY.

                               -----------------

THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION  OR   ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR ANY  STATE SECURITIES  COMMISSION
   PASSED  UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS  SUPPLEMENT, THE
    PROSPECTUS  OR ANY  PRICING SUPPLEMENT HERETO.  ANY REPRESENTATION  TO
     THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                    PRICE TO      AGENTS' DISCOUNTS           PROCEEDS TO
                   PUBLIC(1)    AND COMMISSIONS(1)(2)         TRUST(1)(3)
--------------------------------------------------------------------------------
Per Note........      100%           .125%-.750%            99.875%-99.250%
--------------------------------------------------------------------------------
Total(4)........  $175,000,000   $218,750-$1,312,500   $174,781,250-$173,687,500
================================================================================

(1) Lehman Brothers, Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Salomon Brothers Inc and Smith Barney Inc. (the "Agents"), individually or in a syndicate, may purchase the Notes, as principal, from the Trust, for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent, or if so specified in the applicable Pricing Supplement, for resale at a fixed offering price. Unless otherwise specified in the applicable Pricing Supplement, any Notes sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale (as described below) of a Note of identical maturity. If agreed to by the Trust and an Agent, such Agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable Pricing Supplement. If the Trust issues any Note at a discount from or at a premium over its principal amount, the Price to Public of any such Note will be set forth in the applicable Pricing Supplement. The Trust will pay a commission to the applicable Agent, ranging from .125% to .750% of the principal amount of any Note, depending upon its stated maturity, sold through such Agent. Commissions with respect to Notes with stated maturities in excess of 30 years that are sold through such Agent will be negotiated between the Trust and such Agent at the time of such sale. See "Supplemental Plan of Distribution."
(2) The Trust has agreed to indemnify the Agents against, and to provide contribution with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Supplemental Plan of Distribution."
(3) Before deducting expenses payable by the Trust estimated at $250,000.
(4) Or the equivalent thereof in one or more foreign or composite currencies.
                               -----------------
  THE NOTES ARE BEING OFFERED ON A CONTINUOUS BASIS BY THE TRUST TO OR THROUGH THE AGENTS. UNLESS OTHERWISE SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT,
THE NOTES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE AND THERE CAN BE NO ASSURANCE THAT THE NOTES OFFERED HEREBY WILL BE SOLD OR, IF SOLD, THAT THERE WILL BE A SECONDARY MARKET FOR THE NOTES OR LIQUIDITY IN THE SECONDARY MARKET
IF ONE DEVELOPS. THE TRUST RESERVES THE RIGHT TO CANCEL OR MODIFY THE OFFER
MADE HEREBY WITHOUT NOTICE. THE TRUST OR AN AGENT, IF IT SOLICITS THE OFFER ON AN AGENCY BASIS, MAY REJECT ANY OFFER TO PURCHASE NOTES IN WHOLE OR IN PART.
SEE "SUPPLEMENTAL PLAN OF DISTRIBUTION."

                               -----------------
LEHMAN BROTHERS
               MERRILL LYNCH & CO.
                                MORGAN STANLEY & CO.
                                         INCORPORATED
                                               SALOMON BROTHERS INC
                                                              SMITH BARNEY INC.

                               -----------------

The date of this Prospectus Supplement is December 6, 1996.

  IN CONNECTION WITH THE OFFERING OF NOTES PURCHASED BY ONE OR MORE AGENTS AS PRINCIPAL ON A FIXED OFFERING PRICE BASIS, SUCH AGENT(S) MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF SUCH NOTES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

                                 RISK FACTORS

  THIS PROSPECTUS SUPPLEMENT DOES NOT DESCRIBE ALL OF THE RISKS OF AN INVESTMENT IN NOTES, WHETHER RESULTING FROM SUCH NOTES BEING DENOMINATED OR PAYABLE IN OR DETERMINED BY REFERENCE TO A CURRENCY OR COMPOSITE CURRENCY OTHER THAN UNITED STATES DOLLARS OR TO ONE OR MORE INTEREST RATE, CURRENCY OR OTHER INDICES OR FORMULAS, OR OTHERWISE. THE TRUST AND THE AGENTS DISCLAIM ANY RESPONSIBILITY TO ADVISE PROSPECTIVE INVESTORS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS THEY CHANGE FROM TIME TO TIME. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN NOTES DENOMINATED OR PAYABLE IN OR DETERMINED BY REFERENCE TO A CURRENCY OR COMPOSITE CURRENCY OTHER THAN UNITED STATES DOLLARS OR TO ONE OR MORE INTEREST RATE, CURRENCY OR OTHER INDICES OR FORMULAS. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS OR TRANSACTIONS INVOLVING THE APPLICABLE INTEREST RATE INDEX OR CURRENCY INDEX OR OTHER INDICES OR FORMULAS. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, AMONG OTHER FACTORS, THE MATTERS DESCRIBED BELOW.

STRUCTURE RISKS

  An investment in Notes indexed, as to principal, premium, if any, and/or interest, to one or more currencies or composite currencies (including exchange rates and swap indices between currencies or composite currencies), commodities, interest rates or other indices or formulas, either directly or inversely, entails significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security. Such risks include, without limitation, the possibility that any such index or formula may be subject to significant changes, that the resulting interest rate will be less than that payable on a conventional fixed rate or floating rate debt security issued by the Trust at the same time, that the repayment of principal and/or premium, if any, can occur at times other than that expected by the investor, and that the investor could lose all or a substantial portion of principal and/or premium, if any, payable on the Maturity Date (as hereinafter defined). Such risks depend on a number of interrelated factors, including economic, financial and political events, over which the Trust has no control. Additionally, if the formula used to determine the amount of principal, premium, if any, and/or interest payable with respect to such Notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices or formula or formulas will be magnified. In recent years, values of certain indices and formulas have been highly volatile and such volatility may continue or increase in the future. Fluctuations in the value of any particular index or formula that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

  The secondary market, if any, for Notes will be affected by a number of factors independent of the creditworthiness of the Trust and the value of the applicable index or indices or formula or formulas, including the complexity and volatility of each such index or formula, the method of calculating the principal, premium, if any, and/or interest in respect of such Notes, the time remaining to the maturity of such Notes, the outstanding amount of such Notes, any redemption features of such Notes, the amount of other debt securities linked to such index or formula and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of such Notes. In addition, certain Notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Investors may not be able to sell such Notes readily or at prices that will enable investors to realize their anticipated yield.

  Any optional redemption feature of Notes might affect the market value of such Notes. Since the Trust may be expected to redeem such Notes when prevailing interest rates are relatively low, Holders generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the current interest rate on such Notes.

  The Notes will not have an established trading market when issued, and there can be no assurance of a secondary market for the Notes or the liquidity of the secondary market if one develops. See "Supplemental Plan of Distribution."

  No investor should purchase Notes unless such investor understands and is able to bear the risk that such Notes may not be readily saleable, that the value of Notes will fluctuate over time and that such fluctuations may be significant.

CREDIT RATINGS

  The credit ratings assigned to the Trust's medium-term note program may not reflect the potential impact of all risks related to structure and other factors on the value of the Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of such Notes in light of their particular circumstances.

EXCHANGE RATES AND EXCHANGE CONTROLS

  An investment in Foreign Currency Notes (as hereinafter defined) entails significant risks that are not associated with a similar investment in a debt security denominated and payable in United States dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the United States dollar and the applicable foreign currency or composite currency and the possibility of the imposition or modification of exchange controls by the applicable governments or monetary authorities. Such risks generally depend on factors over which the Trust has no control, such as economic, financial and political events and the supply and demand for the applicable currencies or composite currencies. In addition, if the formula used to determine the amount of principal, premium, if any, and/or interest payable with respect to Foreign Currency Notes contains a multiplier or leverage factor, the effect of any change in the applicable currencies or composite currencies will be magnified. In recent years, rates of exchange between the United States dollar and foreign or composite currencies have been highly volatile and such volatility may continue or increase in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of the foreign currency or composite currency in which a Foreign Currency Note is payable against the United States dollar would result in a decrease in the United States dollar-equivalent yield of such Foreign Currency Note, in the United States dollar-equivalent value of the principal and premium, if any, payable on the Maturity Date of such Foreign Currency Note, and, generally, in the United States dollar-equivalent market value of such Foreign Currency Note.

  Governments or monetary authorities have imposed from time to time, and may in the future impose or revise, exchange controls at or prior to the date on which any payment of principal of, or premium, if any, or interest on, a Foreign Currency Note is due, which could affect exchange rates as well as the availability of the foreign currency or composite currency in which such payment is to be made on such date. Even if there are no exchange controls, it is possible that the foreign currency or composite currency in which a payment in respect of any particular Foreign Currency Note is to be made would not be available on the applicable payment date due to other circumstances beyond the control of the Trust. In such cases, the Trust will be entitled to satisfy its obligations in respect of such Foreign Currency Note in United States dollars. See "Special Provisions Relating to Foreign Currency Notes--Payment Currency."

                             DESCRIPTION OF NOTES

  The Notes will be issued as a part of a series of Debt Securities (as hereinafter defined) under an Indenture, dated as of March 29, 1995, as amended, supplemented or modified from time to time (the "Indenture"), between the Trust and State Street Bank and Trust Company (as successor to The First National Bank of Boston), as trustee (the "Trustee"). The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following summary of certain provisions of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the Notes and the Indenture. Capitalized terms used but not defined herein shall have the meanings given to them in the accompanying Prospectus, the Notes or the Indenture, as the case may be. The term "Debt Securities," as used in this Prospectus Supplement, refers to all debt securities, including the Notes, issued and issuable from time to time under the Indenture. The following description of the particular terms of the Notes offered hereby (referred to in the accompanying Prospectus as the "Debt Securities") supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the Prospectus, to which description reference is hereby made. The following description of Notes will apply to each Note offered hereby unless otherwise specified in the applicable Pricing Supplement.

GENERAL

  The Notes will be unsecured obligations of the Trust and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Trust from time to time outstanding. The Notes are effectively subordinated to mortgages and other secured indebtedness of the Trust (approximately $48.8 million at November 29, 1996), which encumber certain assets of the Trust.

  The Indenture does not limit the aggregate initial offering price of Debt Securities that may be issued thereunder and Debt Securities may be issued thereunder from time to time in one or more series up to the aggregate initial offering price from time to time authorized by the Trust for each series. The Trust may, from time to time, without the consent of the Holders of the Notes, provide for the issuance of Notes or other Debt Securities under the Indenture in addition to the $175,000,000 aggregate initial offering price of Notes offered hereby.

  The Notes that are currently being offered are limited to $175,000,000 aggregate initial offering price, or the equivalent thereof in one or more foreign or composite currencies. This amount is in addition to $163,000,000 aggregate principal amount of Medium-Term Notes of the same series outstanding prior to the commencement of this offering. The Notes will be offered on a continuous basis and will mature on any day nine months or more from their dates of issue (each, a "Stated Maturity Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, interest-bearing Notes will either be Fixed Rate Notes or Floating Rate Notes, as specified in the applicable Pricing Supplement. Notes may also be issued that do not bear any interest currently or that bear interest at a below market rate.

  Unless otherwise specified in the applicable Pricing Supplement, the Notes will be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof will be made in, United States dollars. The Notes also may be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof may be made in, one or more foreign currencies or composite currencies ("Foreign Currency Notes"). See "Special Provisions Relating to Foreign Currency Notes--Payment of Principal, Premium, if any, and Interest." The currency or composite currency in which a
Note is denominated (or, if such currency or composite currency is no longer legal tender for the payment of public and private debts, such other currency or composite currency of the relevant country which is then legal tender for the payment of such debts) is herein referred to as the "Specified Currency" with respect to such Note. References herein to "United States dollars," "U.S. dollars" and "U.S. $" are to the lawful currency of the United States of America (the "United States").

  Unless otherwise specified in the applicable Pricing Supplement, purchasers are required to pay for the Notes in the applicable Specified Currencies. At the present time, there are limited facilities in the United States for the conversion of United States dollars into foreign or composite currencies and vice versa, and commercial banks do not generally offer non-United States dollar checking or savings account facilities in the United States. Each applicable Agent is prepared to arrange for the conversion of United States dollars into the applicable Specified Currency to enable the purchaser to pay for the related Foreign Currency Note, provided that a request is made to such Agent on or prior to the fifth Business Day (as hereinafter defined) preceding the date of delivery of such Foreign Currency Note, or by such other day as determined by such Agent. Each such conversion will be made by an Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practices. All costs of exchange will be borne by the purchaser of each such Foreign Currency Note. See "Special Provisions Relating to Foreign Currency Notes."

  Interest rates offered by the Trust with respect to the Notes may differ depending upon, among other factors, the aggregate principal amount of Notes purchased in any single transaction. Interest rates or formulas and other terms of Notes are subject to change by the Trust from time to time, but no such change will affect any Note previously issued or as to which an offer to purchase has been accepted by the Trust.

  Each Note will be issued as a Book-Entry Note represented by one or more fully registered Global Securities or as a fully registered Certificated Note. The minimum denominations of each Note other than a Foreign Currency Note will be $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement, while the minimum denominations of each Foreign Currency Note will be specified in the applicable Pricing Supplement.

  Payments of principal of, premium, if any, and interest on, Book-Entry Notes will be made by the Trust through the Trustee to the Depositary. See "--Book-Entry Notes." In the case of Certificated Notes, payment of principal and premium, if any, due on the Stated Maturity Date or any prior date on which the principal, or an installment of principal, of each Certificated Note becomes due and payable, whether by the declaration of acceleration, notice of redemption at the option of the Trust, notice of the Holder's option to elect repayment or otherwise (the Stated Maturity Date or such prior date, as the case may be, is herein referred to as the "Maturity Date" with respect to the principal of the applicable Note repayable on such date) will be made in immediately available funds upon presentation and surrender thereof (or, in the case of any repayment on an Optional Repayment Date, upon presentation and surrender thereof and a duly completed election form in accordance with the provisions described below) at the office or agency maintained by the Trust for such purpose in the Borough of Manhattan, The City of New York. Such office or agency is maintained currently by the Trustee at 61 Broadway, New York, New York 10006. Payment of interest, if any, due on the Maturity Date of a Certificated Note will be made to the person to whom payment of the principal thereof and premium, if any, thereon shall be made. Payment of interest, if any, due on a Certificated Note on any Interest Payment Date (as hereinafter defined) other than the Maturity Date will be made at the office or agency referred to above maintained by the Trust for such purpose or, at the option of the Trust, may be made by check mailed to the address of the Holder entitled thereto as such address shall appear in the Security Register of the Trust. Notwithstanding the foregoing, a Holder of $10,000,000 (or, if the Specified Currency is other than United States dollars, the equivalent thereof in such Specified Currency) or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on any Interest Payment Date other than the Maturity Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder. For special payment terms applicable to Foreign Currency Notes, see "Special Provisions Relating to Foreign Currency Notes--Payment of Principal, Premium, if any, and Interest."

  As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that with respect to Foreign Currency Notes, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as hereinafter defined) of the country issuing the Specified Currency (unless the Specified Currency is European Currency Units ("ECU"), in which case such day is also not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market); provided, further, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as hereinafter defined). "London Business Day" means any day on which dealings in the Designated LIBOR Currency (as hereinafter defined) are transacted in the London interbank market.

  "Principal Financial Center" means (i) the capital city of the country issuing the Specified Currency (except as described in the immediately preceding paragraph with respect to ECU) or (ii) the capital city of the country to which the Designated LIBOR Currency, if applicable, relates (or, in the case of ECU, Luxembourg), except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the Principal Financial Center shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan (solely in the case of clause (i) above) and Zurich, respectively.

  Book-Entry Notes may be transferred or exchanged only through the Depositary. See "--Book-Entry Notes." Registration of transfer or exchange of Certificated Notes will be made at the office or agency maintained by the Trust for such purpose in the Borough of Manhattan, The City of New York. No service charge will be made by the Trust or the Trustee for any such registration of transfer or exchange of Notes, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than exchanges pursuant to the Indenture not involving any transfer).

  Notwithstanding any provisions described in this Prospectus Supplement to the contrary, if a Note specifies that an Addendum is attached thereto or that "Other/Additional Provisions" apply, such Note will be subject to the terms specified in such Addendum or "Other/Additional Provisions," as the case may be, and will be described in the applicable Pricing Supplement.

  The defeasance and covenant defeasance provisions of the Indenture described under "Description of Debt Securities--Discharge, Defeasance and Covenant Defeasance" in the accompanying Prospectus will apply to the Notes.

REDEMPTION AT THE OPTION OF THE TRUST

  Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The applicable Pricing Supplement will indicate if the Notes will be redeemable prior to the Stated Maturity Date and the terms on which such Notes will be redeemable at the option of the Trust. If so specified, the Notes will be subject to redemption at the option of the Trust on any date on and after the applicable Initial Redemption Date in whole or from time to time in part in increments of $1,000 or such other minimum denomination specified in such Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such minimum denomination), at the applicable Redemption Price (as hereinafter defined), together with unpaid interest accrued thereon to the date of redemption, on written notice given to the Holders thereof not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the Indenture. Unless otherwise specified in the applicable Pricing Supplement, "Redemption Price," with respect to a Note, means an amount equal to the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount to be redeemed. The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed. See also "--Original Issue Discount Notes."

REPAYMENT AT THE NOTEHOLDERS' OPTION; REPURCHASES BY THE TRUST

  The applicable Pricing Supplement will indicate if the Notes will be repayable at the option of the Holders thereof on a date specified prior to the applicable Maturity Date and, unless otherwise specified in the Pricing Supplement, such Notes shall be repayable at a price equal to 100% of the principal amount thereof, together with unpaid interest accrued to the date of repayment.

  In order for such a Note to be repaid, the Trustee must receive at least 30 days but not more than 60 days prior to the repayment date (i) such Note with the form entitled "Option to Elect Repayment" on the reverse of such Note duly completed or (ii) a telegram, telex, facsimile transmission, or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of such Note, the principal amount of such Note, the principal amount of such Note to be repaid, the certificate number or a description of the tenor and terms of such Note, a statement that the option to elect repayment is being exercised thereby, and a guarantee that such Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of such Note, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; however, such telegram, telex, facsimile transmission or letter shall only be effective if such Note and duly completed form are received by the Trustee by such fifth Business Day. Unless otherwise specified in the applicable Pricing Supplement, exercise of the repayment option by the Holder of a Note will be irrevocable. The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of the Note, but in that event, the principal amount of the Note remaining outstanding after repayment must be in an authorized denomination.

  If a Note is represented by a Global Security, the Depositary's nominee will be the Holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the Beneficial Owner of such Note must instruct the broker or other Direct Participant (as hereinafter defined) or Indirect Participant (as hereinafter defined) through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different deadlines for accepting instructions from their customers. Accordingly, each Beneficial Owner should consult the broker or other Direct Participant or Indirect Participant through which it holds an interest in a
Note in order to ascertain the deadline by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

  If applicable, the Trust will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, and any other securities laws or regulations in connection with any such repayment.

  The Trust may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Trust may, at the discretion of the Trust, be held, resold or surrendered to the Trustee for cancellation.

INTEREST

 General

  Unless otherwise specified in the applicable Pricing Supplement, each interest-bearing Note will bear interest from its date of issue at the rate per annum, in the case of a Fixed Rate Note, or pursuant to the interest rate formula, in the case of a Floating Rate Note, in each case as specified in the applicable Pricing Supplement, until the principal thereof is paid or duly made available for payment. Unless otherwise specified in the applicable Pricing Supplement, interest payments in respect of Fixed Rate Notes and Floating Rate Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment with respect to the applicable Note) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period").

  Interest on Fixed Rate Notes and Floating Rate Notes will be payable in arrears on each Interest Payment Date and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, the first payment of interest on any such Note originally issued between a Record Date (as hereinafter defined) and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Record Date to the Holder on such next succeeding Record Date. Unless otherwise specified in the applicable Pricing Supplement, a "Record Date" shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

 Fixed Rate Notes

  Interest on Fixed Rate Notes will be payable in arrears as specified in the applicable Pricing Supplement (each, an "Interest Payment Date") and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

  If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

 Floating Rate Notes

  Unless otherwise specified in the applicable Pricing Supplement, Floating Rate Notes will be issued as described below. The applicable Pricing Supplement will specify certain terms with respect to which each Floating Rate
Note is being delivered, including: whether such Floating Rate Note is a "Regular Floating Rate Note," a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note," the Fixed Rate Commencement Date, if applicable, Fixed Interest Rate, if applicable, Interest Rate Basis or Bases, Initial Interest Rate, if any, Initial Interest Reset Date, Interest Reset Period and Dates, Interest Payment Period and Dates, Index Maturity, Maximum Interest Rate and/or Minimum Interest Rate, if any, and Spread and/or Spread Multiplier, if any, as such terms are defined below. If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the applicable Pricing Supplement will specify the Designated LIBOR Currency, if any, and Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively, as such terms are defined below.

  The interest rate borne by the Floating Rate Notes will be determined as follows:

    (i) Unless such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note," or an "Inverse Floating Rate Note" or as having an Addendum attached or having "Other/Additional Provisions" apply relating to a different interest rate formula, such Floating Rate Note will be designated as a "Regular Floating Rate Note" and, except as described below or in the applicable Pricing Supplement, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Regular Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate, in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

    (ii) If such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note," then, except as described below or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial

  Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

    (iii) If such Floating Rate Note is designated as an "Inverse Floating Rate Note," then, except as described below or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; provided, however, that, unless otherwise specified in the applicable Pricing Supplement, the interest rate thereon will not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

  The "Spread" is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to such Floating Rate Note. The "Spread Multiplier" is the percentage of the related Interest Rate Basis or Bases applicable to such Floating Rate Note by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate on such Floating Rate Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

  Unless otherwise specified in the applicable Pricing Supplement, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable Pricing Supplement, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as hereinafter defined) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

  Interest on Floating Rate Notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include (i) the CD Rate, (ii) the CMT Rate, (iii) the Commercial Paper Rate, (iv) the Eleventh District Cost of Funds Rate, (v) the Federal Funds Rate, (vi) LIBOR, (vii) the Prime Rate, (viii) the Treasury Rate, or (ix) such other Interest Rate Basis or interest rate formula as may be specified in the applicable Pricing Supplement; provided, however, that the interest rate in effect on a Floating Rate Note for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate; provided, further, that with respect to a Floating Rate/Fixed Rate Note the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

  The applicable Pricing Supplement will specify whether the rate of interest on the related Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "Interest Reset Period") and the dates on which such rate of interest will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes which reset: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below); (iii) monthly, the third Wednesday of each month (with the exception of monthly reset Floating Rate Notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month); (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and (vi) annually, the third Wednesday of the month specified in the applicable Pricing Supplement; provided, however, that, with respect to Floating Rate/Fixed Rate Notes, the rate of interest thereon will not reset after the applicable Fixed Rate Commencement Date. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day. In addition, in the case of a Floating Rate Note as to which the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

  The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be the rate determined as of the applicable Interest Determination Date and calculated on or prior to the Calculation Date (as hereinafter defined), except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be calculated on such Interest Determination Date. The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as hereinafter defined); and the "Interest Determination Date" with respect to LIBOR will be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Designated LIBOR Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. With respect to the Treasury Rate, the "Interest Determination Date" will be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as hereinafter defined) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the Interest Determination Date will be such preceding Friday. The "Interest Determination Date" pertaining to a Floating Rate Note the interest rate of which is determined by reference to two or more Interest Rate Bases will be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date for such Floating Rate Note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined as of such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

  A Floating Rate Note may also have either or both of the following: (i) a Maximum Interest Rate, or ceiling, that may accrue during any Interest Period and (ii) a Minimum Interest Rate, or floor, that may accrue during any Interest Period. In addition to any Maximum Interest Rate that may apply to any Floating Rate Note, the interest rate on Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

  Except as provided below or in the applicable Pricing Supplement, interest will be payable, in the case of Floating Rate Notes which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement (each, an "Interest Payment Date") and, in each case, on the Maturity Date. If any Interest Payment Date other than the Maturity Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

  All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation on Floating Rate Notes will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

  With respect to each Floating Rate Note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specified in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, State Street Bank and Trust Company will be the "Calculation Agent" with respect to any Floating Rate Note. Upon request of the Holder of any Floating Rate Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Floating Rate Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

  Unless otherwise specified in the applicable Pricing Supplement, the Calculation Agent shall determine each Interest Rate Basis in accordance with the following provisions.

  CD Rate. Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include any of the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money center banks in the market for negotiable United States dollar certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

  CMT Rate. Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the applicable Pricing Supplement, for the week or the month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York (which may include any of the Agents or their affiliates) (each, a "Reference Dealer") selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date.

If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity and will use such quotations to calculate the CMT Rate as set forth above.

  "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service (or any successor service) on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on that service (or any successor service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

  "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either one, two, three, five, seven, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be two years.

  Commercial Paper Rate. Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as hereinafter defined) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be the Money Market Yield of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include any of the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "Aa," or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

  "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                          D x 360
                  Money Market Yield = ------------- x 100
                                       360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

  Eleventh District Cost of Funds Rate. Unless otherwise specified in the applicable Pricing Supplement, "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

  Federal Funds Rate. Unless otherwise specified in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include any of the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

  LIBOR. Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means the rate determined in accordance with the following provisions:

    (i) With respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Designated LIBOR Currency having the Index Maturity specified in such Pricing Supplement, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified in such Pricing Supplement, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

    (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the

  Calculation Agent will request the principal London offices of each of four major reference banks (which may include affiliates of the Agents) in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the Agents) in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

  "Designated LIBOR Currency" means the currency or composite currency specified in the applicable Pricing Supplement as to which LIBOR shall be calculated. If no such currency or composite currency is specified in the applicable Pricing Supplement, the Designated LIBOR Currency shall be United States dollars.

  "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in such Pricing Supplement (or any other page as may replace such page on such service (or any successor service)) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) on the page specified in such Pricing Supplement (or any other page as may replace such page on such service (or any successor service)) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

  Prime Rate. Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate on such date as is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as hereinafter defined) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies to obtain four such prime rate quotations, provided such substitute banks or trust companies (which may include affiliates of the Agents) are organized and doing business under the laws of the

United States, or any State thereof, each having total equity capital of at least $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

  "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuter Monitor Money Rates Service (or any successor service) or such other page as may replace the USPRIME1 Page on the Reuter Monitor Money Rates Service (or any successor service) for the purpose of displaying prime rates or base lending rates of major United States banks.

  Treasury Rate. Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined by reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate is published in H.15(519) under the heading "Treasury bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified in the applicable Pricing Supplement are not reported as provided by 3:00 P.M., New York City time, on the related Calculation Date, or if no such Auction is held, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include any of the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

AMORTIZING NOTES

  The Trust may from time to time offer Notes with the amount of principal thereof and interest thereon payable in installments over the term of such Notes ("Amortizing Notes"). Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement, including a table setting forth repayment information for such Amortizing Notes.

DISCOUNT NOTES

  The Trust may offer Notes from time to time that have an Issue Price (as specified in the applicable Pricing Supplement) that is less than 100% of the principal amount thereof by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date ("Discount Notes"). Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a Discount Note and par is referred to herein as the "Discount." In the event of redemption, repayment or acceleration of maturity of a Discount Note, the amount payable to the Holder of such Discount Note will be equal to the sum of: (i) the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of such Discount Note (if applicable), multiplied by the Initial

Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable); and
(ii) any unpaid interest on such Discount Note accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity.

  Unless otherwise specified in the applicable Pricing Supplement, for purposes of determining the amount of the Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a Discount Note, such Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as hereinafter defined), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such Discount Note and an assumption that the maturity of such Discount Note will not be accelerated. If the period from the date of issue to the initial Interest Payment Date for a Discount Note (the "Initial Period") is shorter than the compounding period for such Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), certain Discount Notes may not be treated as having original issue discount within the meaning of the Code, and Notes other than Discount Notes may be treated as issued with original issue discount for federal income tax purposes. See "Certain United States Federal Income Tax Considerations" herein.

INDEXED NOTES

  The Company may from time to time offer Notes ("Indexed Notes") with the amount of principal, premium and/or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more designated currencies (including a composite currency such as the ECU) relative to an indexed currency or to such other items, as specified in the applicable Pricing Supplement. In certain cases, Holders of Indexed Notes may receive a principal payment on the Maturity Date that is greater than or less than the principal amount of such Indexed Notes depending upon the relative value on the Maturity Date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest payable in respect of Indexed Notes, certain historical information with respect to the specified indexed item and certain tax considerations associated with an investment in Indexed Notes will be specified in the applicable Pricing Supplement. See also "Risk Factors."

BOOK-ENTRY NOTES

  The Trust has established a depositary arrangement with The Depository Trust Company with respect to the Book-Entry Notes, the terms of which are summarized below. Any additional or differing terms of the depositary arrangement with respect to the Book-Entry Notes will be described in the applicable Pricing Supplement.

  Upon issuance, all Book-Entry Notes up to $200,000,000 aggregate principal amount bearing interest at the same rate or pursuant to the same formula and having the same date of issue, Specified Currency, Interest Payment Dates, Stated Maturity Date, redemption provisions (if any), repayment provisions (if any) and other terms will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. No Global Security may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

  So long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be the sole Holder of the Book-Entry Notes represented thereby for all purposes under the Indenture. Except as otherwise provided below, the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes will not be entitled to receive physical delivery of Certificated Notes and will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing Book-Entry Notes shall be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary and, if such Beneficial Owner is not a Participant (as hereinafter defined), on the procedures of the Participant through which such Beneficial Owner owns its interest in order to exercise any rights of a Holder under such Global Security or the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security representing Book-Entry Notes.

  Unless otherwise specified in the applicable Pricing Supplement, each Global Security representing Book-Entry Notes will be exchangeable for Certificated Notes of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if (i) the Depositary notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Securities or the Depositary ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in each case, a successor Depositary is not appointed by the Trust within 90 days after the Trust receives such notice or becomes aware of such unwillingness, inability or ineligibility, (ii) the Trust in its sole discretion determines that the Global Securities shall be exchangeable for Certificated Notes or
(iii) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Notes and Beneficial Owners representing a majority in aggregate principal amount of the Book-Entry Notes represented by Global Securities advise the Depositary to cease acting as depositary. Upon any such exchange, the Certificated Notes shall be registered in the names of the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes, which names shall be provided by the Depositary's relevant Participants (as identified by the Depositary) to the Trustee.

  The information below concerning the Depositary and the Depositary's system has been furnished by the Depositary, and neither the Trust nor any Agent assumes any responsibility for the accuracy thereof.

    The Depositary will act as securities depository for the Book-Entry Notes. The Book-Entry Notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depositary's partnership nominee). One fully registered Global Security will be issued for each issue of Book-Entry Notes, each in the aggregate principal amount of such issue, and will be deposited with the Depositary. If, however, the aggregate principal amount of any issue exceeds $200,000,000, one Global Security will be issued with respect to each $200,000,000 of principal amount and an additional Global Security will be issued with respect to any remaining principal amount of such issue.

    The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the Depositary ("Direct Participants") include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Securities and Exchange Commission.

    Purchases of Book-Entry Notes under the Depositary's system must be made by or through Direct Participants, which will receive a credit for such Book-Entry Notes on the Depositary's records. The ownership interest of each actual purchaser of each Book-Entry Note represented by a Global Security

  ("Beneficial Owner") is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global Security representing Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Security representing Book-Entry Notes will not receive Certificated Notes representing their ownership interests therein, except in the event that use of the book-entry system for such Book-Entry Notes is discontinued.

    To facilitate subsequent transfers, all Global Securities representing Book-Entry Notes which are deposited with, or on behalf of, the Depositary are registered in the name of the Depositary's partnership nominee, Cede & Co. The deposit of Global Securities with, or on behalf of, the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Global Securities representing the Book-Entry Notes; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Neither the Depositary nor Cede & Co. will consent or vote with respect to the Global Securities representing the Book-Entry Notes. Under its usual procedures, the Depositary mails an Omnibus Proxy to the Trust as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

    Principal, premium, if any, and/or interest payments on Global Securities representing the Book-Entry Notes will be made to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depositary, the Trustee or the Trust, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest to the Depositary is the responsibility of the Trust or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

    If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes within an issue are being redeemed, the Depositary's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

    A Beneficial Owner shall give notice of any option to elect to have its Book-Entry Notes repaid by the Trust, through its Participant, to the Trustee, and shall effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Global Security or Securities representing such Book-Entry Notes, on the Depositary's records, to the Trustee. The requirement for physical delivery of Book-Entry Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Security or Securities representing such Book-Entry Notes are transferred by Direct Participants on the Depositary's records.

    The Depositary may discontinue providing its services as securities depository with respect to the Book-Entry Notes at any time by giving reasonable notice to the Trust or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Certificated Notes are required to be printed and delivered.

    The Trust may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, Certificated Notes will be printed and delivered.

             SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

GENERAL

  Unless otherwise specified in the applicable Pricing Supplement, Foreign Currency Notes will not be sold in, or to residents of, the country issuing the applicable currency. The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents and, with respect to Foreign Currency Notes, is by necessity incomplete. The Trust disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest on, the Foreign Currency Notes. Such persons should consult their own financial and legal advisors with regard to such matters. See "Risk Factors--Exchange Rates and Exchange Controls."

PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST

  Unless otherwise specified in the applicable Pricing Supplement, the Trust is obligated to make payments of principal of, and premium, if any, and interest on, Foreign Currency Notes in the applicable Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts). Any such amounts payable by the Trust in a foreign or composite currency will, unless otherwise specified in the applicable Pricing Supplement, be converted by the exchange rate agent named in the applicable Pricing Supplement (the "Exchange Rate Agent") into United States dollars for payment to Holders. However, the Holder of a Foreign Currency Note may elect to receive such amounts in the applicable foreign currency or composite currency as hereinafter described.

  Any United States dollar amount to be received by a Holder of a Foreign Currency Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Trust for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Foreign Currency Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holders of such Foreign Currency Notes by deductions from such payments. If three such bid quotations are not available, payments will be made in the Specified Currency.

  A Holder of a Foreign Currency Note may elect to receive all or a specified portion of any payment of the principal of, and premium, if any, and/or interest on, such Foreign Currency Note in the Specified Currency by submitting a written request for such payment to the Trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. A Holder of a Foreign Currency Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Holders of Foreign Currency Notes whose Notes are to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

  Payments of the principal of, and premium, if any, and/or interest on, Foreign Currency Notes which are to be made in United States dollars will be made in the manner specified herein with respect to Notes denominated in United States dollars. See "Description of Notes--General." Payments of interest on Foreign Currency Notes which are to be made in the Specified Currency on an Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the Holders of such Foreign Currency Notes as they appear in the Security Register, subject to the right to receive such interest payments by wire transfer of immediately available funds under certain circumstances described under "Description of Notes--General." Payments of principal of, and premium, if any, and/or interest on, Foreign Currency Notes which are to be made in the Specified Currency on the Maturity Date will be made by wire transfer of immediately available funds to an account with a bank designated at least fifteen calendar days prior to the Maturity Date by each Holder thereof, provided that such bank has appropriate facilities therefor and that the applicable Foreign Currency Note is presented and surrendered at the principal corporate trust office of the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures.

  Unless otherwise specified in the applicable Pricing Supplement, a Beneficial Owner of a Global Security or Securities representing Book-Entry Notes payable in a Specified Currency other than United States dollars which elects to receive payments of principal, premium, if any, and/or interest in such Specified Currency must notify the Participant through which it owns its interest on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be, of such Beneficial Owner's election. Such Participant must notify the Depositary of such election on or prior to the third Business Day after such Record Date or at least twelve calendar days prior to the Maturity Date, as the case may be, and the Depositary will notify the Trustee of such election on or prior to the fifth Business Day after such Record Date or at least ten calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the Participant from the Beneficial Owner and forwarded by the Participant to the Depositary, and by the Depositary to the Trustee, on or prior to such dates, then such Beneficial Owner will receive payments in the applicable Specified Currency.

PAYMENT CURRENCY

  Except as set forth below, if the Specified Currency for a Foreign Currency
Note is not available for the required payment of principal, premium, if any, and/or interest, if any, in respect thereof due to the imposition of exchange controls or other circumstances beyond the control of the Trust, the Trust will be entitled to satisfy its obligations to the Holder of such Foreign Currency Note by making such payment in United States dollars on the basis of the Market Exchange Rate (as hereinafter defined), computed by the Exchange Rate Agent, on the second Business Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate, or as otherwise specified in the applicable Pricing Supplement.

  If the Specified Currency for a Foreign Currency Note is a composite currency that is not available for the required payment of principal, premium, if any, and/or interest, if any, in respect thereof due to the imposition of exchange controls or other circumstances beyond the control of the Trust, the Trust will be entitled to satisfy its obligations to the Holder of such Foreign Currency Note by making such payment in United States dollars on the basis of the equivalent of the composite currency in United States dollars. The component currencies of the composite currency for this purpose (the "Component Currencies") shall be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the Market Exchange Rate on the second Business Day prior to the required payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified in the applicable Pricing Supplement.

  If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

  The "Market Exchange Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for such Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined by the Federal Reserve Bank of New York). Any payment made in United States dollars under such circumstances where the required payment is in a Specified Currency other than United States dollars will not constitute an Event of Default under the Indenture with respect to the Notes.

  All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holders of the Foreign Currency Notes.

GOVERNING LAW; JUDGMENTS

  The Notes will be governed by and construed in accordance with the laws of the State of New York. Under current New York law, where a cause of action is based upon an obligation denominated in a currency or composite currency other than United States dollars, a state court in the State of New York rendering a judgment on such an obligation would be required to render such judgment in such currency or composite currency, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. The holders of such Notes would be subject to exchange rate fluctuations occurring thereafter. It is not certain, however, that a non-New York state court would follow the same rules.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  The following summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the Notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with Notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, tax-exempt organizations, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with Holders other than original purchasers (except where otherwise specifically noted). BECAUSE THE EXACT PRICING AND OTHER TERMS OF THE NOTES WILL VARY, NO ASSURANCE CAN BE GIVEN THAT THE CONSIDERATIONS DESCRIBED BELOW WILL APPLY TO A PARTICULAR ISSUANCE OF NOTES. CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE OWNERSHIP OF PARTICULAR NOTES (WHERE APPLICABLE) WILL BE SUMMARIZED IN THE PRICING SUPPLEMENT RELATING TO SUCH NOTES. PERSONS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION AS WELL AS ANY CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

  As used herein, the term "U.S. Holder" means a Beneficial Owner of a Note that is for United States Federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate or trust the income of which is subject to United States Federal income taxation regardless of its source or
(iv) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business. As used herein, the term "non-U.S. Holder" means a Beneficial Owner of a Note that is not a U.S. Holder.

U.S. HOLDERS

  Payments of Interest. Payments of interest on a Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

  Original Issue Discount. The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of Notes issued with original issue discount ("Original Issue Discount Notes"). The following summary is based upon final Treasury regulations (the "OID Regulations") released by the Internal Revenue Service ("IRS") on January 27, 1994, as amended, on June 11, 1996 under the original issue discount provisions of the Code.

  For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a Note providing for the payment of any amount other than qualified stated interest (as hereinafter defined) prior to maturity, multiplied by the weighted average maturity of such Note). The issue price of each Note in an issue of Notes equals the first price at which a substantial amount of such Notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, under the OID Regulations, if a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such Note (e.g., Notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such Note or any "true" discount on such Note (i.e., the excess of the Note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then a portion, or in some circumstances all, of the stated interest on the Note would be treated as original issue discount rather than qualified stated interest.

  Payments of qualified stated interest on a Note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of an Original Issue Discount Note must include original issue discount in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of an Original Issue Discount Note is the sum of the daily portions of original issue discount with respect to such Original Issue Discount Note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such Original Issue Discount Note. The "daily portion" of original issue discount on any Original Issue Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Original Issue Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the

Original Issue Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of an Original Issue Discount Note at the beginning of any accrual period is the sum of the issue price of the Original Issue Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Original Issue Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

  A U.S. Holder who purchases an Original Issue Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Original Issue Discount Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Original Issue Discount Note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Original Issue Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Original Issue Discount
Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

  Under the OID Regulations, Floating Rate Notes and Indexed Notes ("Variable Notes") are subject to special rules whereby a Variable Note will qualify as a "variable rate debt instrument" if (a) its issue price does not exceed the total noncontingent principal payments due under the Variable Note by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

  A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the Note. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information (e.g., a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, other than stock or debt of the issuer or a related party). A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock. The OID Regulations also provide that other variable interest rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Note's term. A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

  If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations, and if interest on such Note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on such Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Variable Note is issued at a "true" discount (i.e., at a price below the Note's stated principal amount) in excess of a specified de minimis amount. Original issue discount and qualified stated interest, if any, that accrues during an accrual period on such a Variable
Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note. The amount of qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

  In general, any other Variable Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Variable Note. The OID Regulations generally require that such a Variable Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Note as of the Variable Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

  Once the Variable Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the Variable Note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Variable Note during the accrual period.

  If a Variable Note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Note would be treated as a contingent payment debt obligation. On June 11, 1996, the IRS released final Treasury regulations dealing with the treatment of contingent payment obligations (the "Contingent Debt Regulations"). Generally, if a Variable Note is treated as a contingent payment obligation, interest payments thereon will be treated as "contingent interest" payments. Any contingent interest payments on a Variable Note would be includible in income in a taxable year whether or not the amount of any payment is fixed or determinable in that year. The amount of interest included in income in any particular accrual period would be determined by estimating a projected payment schedule (as determined under the Contingent Debt Regulations) for the Variable Note based on comparative yield based on a hypothetical fixed rate instrument having similar terms and conditions as the Variable Note and applying daily accrual rules similar to those for accruing original issue discount on Notes issued with original issue discount (as discussed above). If the actual amount of contingent interest payments is not equal to the projected amount, an adjustment to income at the time of the payment must be made to reflect the difference. In addition, the holder's adjusted issue price and basis in a contingent payment Variable Note is based on the projected payments (rather than actual payments) and any gain recognized by a U.S. Holder on the sale, exchange or retirement of a contingent payment debt instrument will be treated as interest income, and all or a portion of any recognized loss could be treated as ordinary loss or capital loss depending on the circumstances.

  Certain of the Notes (i) may be redeemable at the option of the Trust prior to their stated maturity (a "call option") and/or (ii) may be repayable at the option of the Holder prior to their stated maturity (a "put option"). Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased Notes.

  U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

  Short-Term Notes. Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as having been issued with original issue discount. In general, a cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States Federal income tax purposes under the accrual method, and certain other Holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

  Market Discount. If a U.S. Holder purchases a Note, other than an Original Issue Discount Note for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of an Original Issue Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased such Note at a "market discount," unless such market discount is less than a specified de minimis amount.

  Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of an Original Issue Discount Note, any payment that is part of its "revised issue price") on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the Maturity Date of the Note, unless the U.S. Holder elects to accrue market discount on the basis of a constant interest rate.

  A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or a constant interest rate basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS.

  Premium. If a U.S. Holder purchases a Note for an amount that is greater than the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note. Any election to amortize bond premium applies to all taxable debt instruments then owned and thereafter acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

  Disposition of a Note. Except as discussed above, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal such U.S. Holder's initial investment in the Note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such Note. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year.

NOTES DENOMINATED, OR IN RESPECT OF WHICH INTEREST IS PAYABLE, IN A FOREIGN CURRENCY

  As used herein, "Foreign Currency" means a currency or composite currency other than U.S. dollars.

  Cash Method. A U.S. Holder who uses the cash method of accounting for United States Federal income tax purposes and who receives a payment of interest on a Note (other than original issue discount or market discount) will be required to include in income the U.S. dollar value of the Foreign Currency payment (determined on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the U.S. Holder's tax basis in such Foreign Currency.

  Accrual Method. A U.S. Holder who uses the accrual method of accounting for United States Federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount or market discount and reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a Note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate such interest using the rate of exchange on the date of receipt. The above election will apply to other debt obligations held by the U.S. Holder and may not be changed without the consent of the IRS. A U.S. Holder should consult a tax advisor before making the above election. A U.S. Holder will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the Foreign Currency payment received (determined on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

  Purchase, Sale and Retirement of Notes. A U.S. Holder who purchases a Note with previously owned Foreign Currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. Holder's tax basis in the Foreign Currency and the U.S. dollar fair market value of the Foreign Currency used to purchase the Note, determined on the date of purchase.

  Except as discussed above with respect to Short-Term Notes, upon the sale, exchange or retirement of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such U.S. Holder's adjusted tax basis in the Note. Such gain or loss generally will be capital gain or loss (except to the extent of any accrued market discount not previously included in the U.S. Holder's income) and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held by such U.S. Holder for more than one year. To the extent the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described in "Payments of Interest in a Foreign Currency" above. If a U.S. Holder receives Foreign Currency on such a sale, exchange or retirement, the amount realized will be based on the U.S. dollar value of the Foreign Currency on the date the payment is received or the Note is disposed of (or deemed disposed of in the case of a taxable exchange of the Note for a new Note). In the case of a Note that is denominated in Foreign Currency and is traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the amount realized by translating the Foreign Currency payment at the spot rate of exchange on the settlement date of the sale. A U.S. Holder's adjusted tax basis in a Note will equal the cost of the Note to such Holder, increased by the amounts of any market discount or original issue discount previously included in income by the Holder with respect to such Note and reduced by any amortized acquisition or other premium and any principal payments received by the Holder. A U.S. Holder's tax basis in a Note, and the amount of any subsequent adjustments to such Holder's tax basis, will be the U.S. dollar value of the Foreign Currency amount paid for such Note, or of the Foreign Currency amount of the adjustment, determined on the date of such purchase or adjustment.

  Gain or loss realized upon the sale, exchange or retirement of a Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the Foreign Currency principal amount of the Note, determined on the date such payment is received or the
Note is disposed of, and the U.S. dollar value of the Foreign Currency principal amount of the Note, determined on the date the U.S. Holder acquired the Note. Such Foreign Currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. Holder on the sale, exchange or retirement of the Note.

  Original Issue Discount. In the case of an Original Issue Discount Note or Short Term Note, (i) original issue discount is determined in units of the Foreign Currency, (ii) accrued original issue discount is translated into U.S. dollars as described in "Payments of Interest in a Foreign Currency--Accrual Method" above and (iii) the amount of Foreign Currency gain or loss on the accrued original issue discount is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into U.S. dollars at the rate of exchange on the date of such receipt, with the amount of original issue discount accrued, as translated above.

  Premium and Market Discount. In the case of a Note with market discount, (i) market discount is determined in units of the Foreign Currency, (ii) accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Note (other than accrued market discount required to be taken into account currently) is translated into U.S. dollars at the exchange rate on such disposition date (and no part of such accrued market discount is treated as exchange gain or loss) and (iii) accrued market discount currently includible in income by a U.S. Holder for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Note in the manner described in "Payments of Interest in a Foreign Currency--Accrual Method" above with respect to computation of exchange gain or loss on accrued interest.

  With respect to a Note issued with amortizable bond premium, such premium is determined in the relevant Foreign Currency and reduces interest income in units of the Foreign Currency. Although not entirely clear, a U.S. Holder should recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of the Note.

  Exchange of Foreign Currencies. A U.S. Holder will have a tax basis in any Foreign Currency received as interest or on the sale, exchange or retirement of a Note equal to the U.S. dollar value of such Foreign Currency, determined at the time the interest is received or at the time of the sale, exchange or retirement. Any gain or loss realized by a U.S. Holder on a sale or other disposition of Foreign Currency (including its exchange for U.S. dollars or its use to purchase Notes) will be ordinary income or loss.

NON-U.S. HOLDERS

  A non-U.S. Holder will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a Note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of the Trust, a controlled foreign corporation related to the Trust or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the Beneficial Owner of the Note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the Beneficial Owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the Beneficial Owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the Beneficial Owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to Holders thereof.

  Generally, a non-U.S. Holder will not be subject to Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

  The Notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of the Trust or, at the time of such individual's death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING

  Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

  In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

  Any amounts withheld under the backup withholding rules from a payment to a Beneficial Owner would be allowed as a refund or a credit against such Beneficial Owner's United States Federal income tax provided the required information is furnished to the IRS.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

  The Notes are being offered on a continuous basis for sale by the Trust to or through Lehman Brothers, Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Salomon Brothers Inc and Smith Barney Inc. (the "Agents"). The Agents, individually or in a syndicate, may purchase Notes, as principal, from the Trust from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent(s), or, if so specified in the applicable Pricing Supplement, for resale at a fixed offering price. If agreed to by the Trust and an Agent, such Agent may also utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable Pricing Supplement. The Trust will pay a commission to an Agent, ranging from .125% to
 .750% of the principal amount of each Note, depending upon its stated maturity, sold through such Agent as an agent of the Trust. Commissions with respect to Notes with stated maturities in excess of 30 years that are sold through an Agent as an agent of the Trust will be negotiated between the Trust and such Agent at the time of such sale.

  Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a Note of identical maturity. An Agent may sell Notes it has purchased from the Trust as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with such purchase. Such Agent may allow, and such dealers may reallow, a discount to certain other dealers. After the initial offering of Notes, the offering price (in the case of Notes to be resold on a fixed price basis), the concession and the reallowance may be changed.

  The Trust has reserved the right to sell the Notes directly to investors, and may solicit and accept offers to purchase Notes directly from investors from time to time on its own behalf. No commission will be paid on Notes sold directly by the Trust. In certain instances, the Trust may offer Notes to or through additional agents named in the applicable Pricing Supplement.

  The Trust reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly with the Trust or through an Agent). Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by it on an agency basis.

  Unless otherwise specified in the applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in the Specified Currency in The City of New York on the date of settlement. See "Description of Notes--General".

  Upon issuance, the Notes will not have an established trading market. The Notes will not be listed on any securities exchange. The Agents may from time to time purchase and sell Notes in the secondary market, but the Agents are not obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or that there will be liquidity in the secondary market if one develops. From time to time, the Agents may make a market in the Notes, but the Agents are not obligated to do so and may discontinue any market-making activity at any time.

  The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Trust has agreed to indemnify the Agents against certain liabilities (including liabilities under the Securities Act), or to contribute to payments the Agents may be required to make in respect thereof. The Trust has agreed to reimburse the Agents for certain other expenses.

  In the ordinary course of their respective businesses, the Agents and their affiliates have engaged and may in the future engage in investment and commercial banking transactions with the Trust and certain of its affiliates.

  Concurrently with the offering of Notes described herein, the Trust may issue other Offered Securities described in the accompanying Prospectus.

PROSPECTUS
                                 $350,000,000

                             NEW PLAN REALTY TRUST

                      DEBT SECURITIES, PREFERRED SHARES,
             DEPOSITARY SHARES, COMMON SHARES, WARRANTS AND RIGHTS

  New Plan Realty Trust ("New Plan" or the "Trust") may from time to time offer in one or more series its (i) unsecured debt securities, which may be either senior debt securities ("Senior Securities") or subordinated debt securities ("Subordinated Securities," and together with Senior Securities, the "Debt Securities"), (ii) preferred shares of beneficial interest, par value $1.00 per share ("Preferred Shares"), (iii) Preferred Shares represented by depositary shares ("Depositary Shares"), (iv) common shares of beneficial interest without par value ("Common Shares"), (v) warrants to purchase Debt Securities, Preferred Shares or Common Shares (collectively, "Warrants"), or
(vi) rights to purchase Common Shares ("Rights"), with an aggregate initial public offering price of up to $350,000,000 on terms to be determined at the time of offering. Debt Securities, Preferred Shares, Depositary Shares, Common Shares, Warrants and Rights (collectively, the "Offered Securities") may be offered, separately or together, in separate series in amounts, at prices and on terms to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

  The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, ranking, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Trust or repayment at the option of the Holder, terms for sinking fund payments, terms for conversion into Preferred Shares or Common Shares, certain covenants, other terms and conditions, and the initial public offering price;
(ii) in the case of Preferred Shares, the number, specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other terms and conditions, and the initial public offering price; (iii) in the case of Depositary Shares, the fractional share of a Preferred Share represented by each such Depositary Share; (iv) in the case of Common Shares, any initial public offering price; (v) in the case of Warrants, the number and terms thereof, the designation and the number of securities issuable upon their exercise, the exercise price, the terms of the offering and sale thereof and, where applicable, the duration and detachability thereof; and (vi) in the case of Rights, the duration, exercise price and transferability thereof. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of certain types of Offered Securities, in each case as may be appropriate to preserve the status of the Trust as a real estate investment trust ("REIT") for federal income tax purposes.

  The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

  The Offered Securities may be offered directly, through agents designated from time to time by the Trust, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Offered Securities.

                               -----------------

 THESE SECURITIES  HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY  THE SECURITIES
   AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION
      PASSED UPON  THE  ACCURACY  OR ADEQUACY  OF  THIS  PROSPECTUS. ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

               The date of this Prospectus is December 6, 1996.

                             AVAILABLE INFORMATION

  The Trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Trust with the Commission in accordance with the Exchange Act can be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Common Shares are listed on the New York Stock Exchange and similar information concerning the Trust can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  The Trust has filed with the Commission a registration statement (the "Registration Statement") (of which this Prospectus is a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or to previous filings made by the Trust with the Commission, each such statement being qualified in all respects by such reference. For further information regarding the Trust and the Offered Securities, reference is hereby made to the Registration Statement and the previous filings made by the Company with the Commission, which may be obtained from the Commission (i) at its principal office in Washington, D.C., upon payment of the fees prescribed by the Commission or (ii) by consulting the Commission's Web site at the address of http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The documents listed below have been filed by the Trust under the Exchange Act with the Commission and are incorporated herein by reference:

  1. The Trust's Annual Report on Form 10-K for the year ended July 31, 1996 filed October 16, 1996, pursuant to the Exchange Act.

  2. The Trust's Current Report on Form 8-K dated August 19, 1996, filed August 19, 1996 pursuant to the Exchange Act.

  3. The Trust's Current Report on Form 8-K dated November 4, 1996, filed November 4, 1996 pursuant to the Exchange Act.

  4. Item 1 of the Trust's registration statement on Form 8-A, as amended, filed May 19, 1986 pursuant to Section 12 of the Exchange Act.

  All other documents filed by the Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request. Requests should be directed to New Plan Realty Trust, Attention: Ronald Frankel, 1120 Avenue of the Americas, New York, New York 10036; (212) 869-3000.

                                   THE TRUST

  New Plan, one of the largest publicly traded real estate investment trusts in the United States based on the aggregate market value of its outstanding Common Shares, is a self-administered and self-managed equity real estate investment trust which primarily owns shopping centers and apartment complexes. The Trust's present equity investments consist principally of 120 shopping centers, with approximately 16,800,000 gross rentable square feet, five factory outlet centers with approximately 1,561,000 gross rentable square feet and 44 apartment complexes containing 9,663 apartment units. In addition, the Trust is currently developing a sixth factory outlet center in Jackson Township, New Jersey. Phase I of the center is expected to contain approximately 195,000 gross rentable square feet. These properties are located in 23 states. Since the organization of the corporate predecessor of the Trust in 1962, the Trust and its predecessor have been directed by members of the Newman family. The Newman family has been active in real estate ownership and management since 1926.

  The Trust has paid regular and uninterrupted cash distributions on its Common Shares since it commenced operations as a real estate investment trust in 1972. These distributions, which are paid quarterly, have increased from $0.19 per Common Share in fiscal 1973 to $1.395 per Common Share in fiscal 1996. Since inception, each distribution has either been equal to or greater than the distribution preceding it, and the distributions have been increased in each of the last 69 consecutive quarters. The Trust intends to continue to declare quarterly distributions on its Common Shares.

  The Trust invests its assets in income-producing real estate, with a primary emphasis on shopping centers, including factory outlet centers, and apartment complexes. The Trust's primary investment strategy is to identify and purchase well-located shopping centers, including factory outlet centers, and apartment complexes usually at a significant discount to replacement cost. The Trust seeks to achieve income growth through a program of expansion, renovation, leasing, re-leasing and improving the tenant mix of its shopping centers and factory outlets. The Trust minimizes development risks by generally purchasing existing income-producing properties.

  The Trust, a Massachusetts business trust, maintains its executive offices at 1120 Avenue of the Americas, New York, New York 10036, and its telephone number is (212) 869-3000.

                      RATIOS OF EARNINGS TO FIXED CHARGES

  The following table sets forth the historical ratios of earnings to fixed charges of the Trust for the periods indicated:

        1992             1993                     1994                     1995                     1996
        ----             ----                     ----                     ----                     ----
        28.5             23.6                     17.0                     8.1                      4.9

  To date, the Trust has not issued any preferred shares; therefore, the ratios of earnings to combined fixed charges and preferred share dividends are unchanged from the ratios presented in this section. For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income (loss) before income taxes and extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, if any, and amortization of debt discounts and issue costs, whether expensed or capitalized.

                                USE OF PROCEEDS

  Unless otherwise described in the applicable Prospectus Supplement, the Trust intends to use the net proceeds from the sale of the Offered Securities for working capital and general trust purposes, which may include the acquisition of shopping centers, factory outlet centers and apartment complexes as suitable opportunities arise, the expansion and improvement of certain properties owned or to be owned by the Trust, and the repayment of certain indebtedness outstanding at such time.

                        DESCRIPTION OF DEBT SECURITIES

  The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities being offered and the extent to which such general provisions may apply will be described in a Prospectus Supplement relating to such Debt Securities.

  The Senior Securities are to be issued under an Indenture, dated as of March 29, 1995, as amended or supplemented from time to time (the "Senior Securities Indenture"), between the Trust and State Street Bank and Trust Company (as successor to The First National Bank of Boston), as trustee (the "Senior Securities Trustee") and the Subordinated Securities are to be issued under an Indenture, as amended or supplemented from time to time (the "Subordinated Securities Indenture"), between the Trust and a trustee to be selected by the Trust (the "Subordinated Securities Trustee"). The Senior Securities Indenture and the Subordinated Securities Indenture are referred to herein individually as the "Indenture" and collectively as the "Indentures," and the Senior Securities Trustee and the Subordinated Securities Trustee are referred to herein individually as the "Trustee" and collectively as the "Trustees." The Senior Securities Indenture and a form of the Subordinated Securities Indenture have been filed as exhibits to the Registration Statement of which this Prospectus is a part and will be available for inspection, respectively, at the corporate trust office of the Senior Securities Trustee and at the corporate trust office of the Subordinated Securities Trustee or as described above under "Available Information." The Senior Securities Indenture is, and the Subordinated Securities Indenture will be, subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The description of the Subordinated Securities Indenture set forth below assumes that the Trust has entered into the Subordinated Securities Indenture. The Trust will execute the Subordinated Securities Indenture when and if the Trust issues Subordinated Securities. The statements made hereunder relating to the Indentures and the Debt Securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and such Debt Securities. Unless otherwise specified, all section references appearing herein are to sections of the Indentures, and capitalized terms used but not defined herein shall have the meanings set forth in the Indentures.

GENERAL

  The Debt Securities will be direct, unsecured obligations of the Trust. Senior Securities will rank pari passu with certain other senior debt of the Company that may be outstanding from time to time and will rank senior to all Subordinated Securities that may be outstanding from time to time. Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Debt of the Company, as described under "Subordination."

  Each Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Trustees of the Trust or as established in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series (Section 301 of each Indenture).

  Each Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under either Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee shall be appointed by the Trust, by or pursuant to a resolution adopted by the Board of Trustees, to act with respect to such series (Section 608 of each Indenture). In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee thereunder, and, except as otherwise indicated therein, any action described therein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture (Section 609 of each Indenture).

  Reference is made to the Prospectus Supplement relating to the series of Debt Securities being offered for the specific terms thereof, including:

  (1) the title of such Debt Securities;

  (2) the classification of such Debt Securities as Senior Securities or Subordinated Securities;

  (3) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

  (4) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities which is convertible into Common Shares or Preferred Shares, or the method by which any such portion shall be determined;

  (5) if convertible, in connection with the preservation of the Trust's status as a REIT, any applicable limitations on the ownership or transferability of the Common Shares or Preferred Shares into which such Debt Securities are convertible;

  (6) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

  (7) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

  (8) the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable, the Regular Record Dates for such Interest Payment Dates, or the method by which such dates shall be determined, the Person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

  (9) the place or places where the principal of (and premium, if any) and interest and Additional Amounts, if any, on such Debt Securities will be payable, such Debt Securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon the Trust in respect of such Debt Securities and the applicable Indenture may be served;

  (10) the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities may be redeemed, in whole or in part, at the option of the Trust, if the Trust is to have such an option;

  (11) the obligation, if any, of the Trust to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

  (12) if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

  (13) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or other method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

  (14) whether such Debt Securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in a temporary global form or permanent global form;

  (15) any additions to, modifications of or deletions from the terms of such Debt Securities with respect to the Events of Default or covenants set forth in the applicable Indenture;

  (16) whether the principal of (and premium, if any) or interest or Additional Amounts, if any, on such Debt Securities are to be payable, at the election of the Trust or a Holder, in one or more currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency or currencies in which such Debt Securities are to be so paid;

  (17) whether such Debt Securities will be issued in certificated or book-entry form;

  (18) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and the terms and conditions relating thereto;

  (19) the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the applicable Indenture;

  (20) if such Debt Securities are to be issued upon the exercise of Warrants, the time, manner and place for such Debt Securities to be authenticated and delivered;

  (21) the terms, if any, upon which such Debt Securities may be convertible into Common Shares or Preferred Shares of the Trust and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

  (22) whether and under what circumstances the Trust will pay Additional Amounts as contemplated in the applicable Indenture on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Trust will have the option to redeem such Debt Securities in lieu of making such payment;

  (23) the name of the applicable Trustee and the address of its corporate trust office; and

  (24) any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture (Section 301 of each Indenture).

  The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

  Except as set forth below under "Certain Covenants-Senior Securities Indenture Limitations on Incurrence of Debt," neither Indenture contains any other provisions that would limit the ability of the Trust to incur indebtedness or that would afford Holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Trust or in the event of a change of control. However, restrictions on ownership and transfers of the Trust's Common Shares and Preferred Shares are designed to preserve its status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Description of Preferred Shares" and

"Description of Common Shares." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Trust that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

  Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof and those in bearer form will be issuable in denominations of $5,000 (Section 302 of each Indenture).

  Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium, if any) and interest or any Additional Amounts on any series of Debt Securities will be payable at the corporate trust office of the applicable Trustee or an office or agency established by the Company in accordance with the Indenture, provided that, at the option of the Trust, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer of funds to such Person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002 of each Indenture).

  Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the applicable Trustee, notice whereof shall be given to the Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture (Section 307 of each Indenture).

  Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee or at an office or agency established by the Company in accordance with the Indenture. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the applicable Trustee or at an office or agency established by the Company in accordance with the Indenture. Every Debt Security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305 of each Indenture). If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Trust with respect to any series of Debt Securities, the Trust may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Trust will be required to maintain a transfer agent in each Place of Payment for such series. The Trust may at any time designate additional transfer agents with respect to any series of Debt Securities (Section 1002 of each Indenture).

  Neither the Trust nor any Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid (Section 305 of each Indenture).

CERTAIN COVENANTS

  Senior Securities Indenture Limitations on Incurrence of Debt. The Trust will not, and will not permit any Subsidiary to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Trust and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 65% of the sum of (i) the Trust's Total Assets (as defined below) as of the end of the fiscal quarter covered in the Trust's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt, (ii) the purchase price of any real estate assets or mortgages receivable acquired by the Trust or any Subsidiary since the end of such fiscal quarter, including those obtained in connection with the incurrence of such additional Debt, and (iii) the amount of any securities offering proceeds received by the Trust or any Subsidiary since the end of such fiscal quarter (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable or used to reduce Debt) (Section 1004 of Senior Securities Indenture).

  In addition to the foregoing limitation on the incurrence of Debt, the Trust will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Trust or any Subsidiary if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Trust and its Subsidiaries on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on property of the Trust or any Subsidiary is greater than 40% of the sum of (i) the Trust's Total Assets as of the end of the fiscal quarter covered in the Trust's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt, (ii) the purchase price of any real estate assets or mortgages receivable acquired by the Trust or any Subsidiary since the end of such fiscal quarter, including those obtained in connection with the incurrence of such additional Debt and (iii) the amount of any securities offering proceeds received by the Trust or any Subsidiary since the end of such fiscal quarter (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable or used to reduce Debt) (Section 1004 of Senior Securities Indenture).

  In addition to the foregoing limitations on the incurrence of Debt, the Trust will not, and will not permit any Subsidiary to, incur any Debt if Consolidated Income Available for Debt Service (as defined below) for any 12 consecutive calendar months within the 15 calendar months immediately preceding the date on which such additional Debt is to be incurred shall have been less than 1.5 times the Maximum Annual Service Charge (as defined below) on the Debt of the Trust and all Subsidiaries to be outstanding immediately after the incurring of such additional Debt (Section 1004 of Senior Securities Indenture).

  The Trust will at all times maintain an Unencumbered Total Asset Value in an amount not less than 100% of the aggregate principal amount of all outstanding Debt of the Trust and its Subsidiaries that is unsecured (Section 1004 of Senior Securities Indenture).

  As used herein,

  "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income (as defined below) of the Trust and its Subsidiaries plus amounts which have been deducted for (a) interest on Debt of the Trust and its Subsidiaries, (b) provision for taxes of the Trust and its Subsidiaries based on income, (c) amortization of debt discount, (d) property depreciation and amortization and (e) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period.

  "Consolidated Net Income" for any period means the amount of consolidated net income (or loss) of the Trust and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

  "Debt" of the Trust or any Subsidiary means any indebtedness of the Trust or any Subsidiary, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Trust or any Subsidiary,
(iii) letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Trust or any Subsidiary as lessee which is reflected on the Trust's Consolidated Balance Sheet as a capitalized lease in accordance with generally accepted accounting principles, in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on the Trust's Consolidated Balance Sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation by the Trust or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Trust or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by the Trust or any Subsidiary whenever the Trust or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

  "Maximum Annual Service Charge" as of any date means the maximum amount which may become payable in any period of 12 consecutive calendar months from such date for interest on, and required amortization of, Debt. The amount payable for amortization shall include the amount of any sinking fund or other analogous fund for the retirement of Debt and the amount payable on account of principal on any such Debt which matures serially other than at the final maturity date of such Debt.

  "Total Assets" as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Trust and its Subsidiaries determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

  "Undepreciated Real Estate Assets" as of any date means the amount of real estate assets of the Trust and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

  "Unencumbered Total Asset Value" as of any date means the sum of the Trust's Total Assets which are unencumbered by any mortgage, lien, charge, pledge or security interest.

  Existence. Except as permitted under "Merger, Consolidation or Sale," the Trust will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Trust will not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities (Section 1005 of each Indenture).

  Maintenance of Properties. The Trust will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Trust may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Trust and its Subsidiaries shall not be prevented from selling or otherwise disposing for value its properties in the ordinary course of business (Section 1006 of each Indenture).

  Insurance. The Trust will, and will cause each of its Subsidiaries to, keep all of its insurable properties adequately insured against loss or damage with insurers of recognized responsibility and having an A.M. Best policy holder's rating of not less than A-:V (Section 1007 of each Indenture).

  Payment of Taxes and Other Claims. The Trust will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all future taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Trust or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Trust or any Subsidiary, unless such lien would not have a material adverse effect upon such property; provided, however, that the Trust shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (ii) for which the Trust has set apart and maintains an adequate reserve (Section 1008 of each Indenture).

  Provision of Financial Information. Whether or not the Trust is subject to
Section 13 or 15(d) of the Exchange Act, the Trust will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Trust would have been required to file with the Commission pursuant to such Section 13 or 15(d) if the Trust were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Trust would have been required so to file such documents if the Trust were so subject. The Trust will also in any event (x) within 15 days of each Required Filing Date
(i) transmit by mail to all Holders of Debt Securities, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the annual reports and quarterly reports which the Trust would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Trust were subject to such Sections and (ii) file with the Trustees copies of the annual reports, quarterly reports and other documents which the Trust would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Trust were subject to such Sections and (y) if filing such documents by the Trust with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder (Section 1009 of each Indenture).

MERGER, CONSOLIDATION OR SALE

  The Trust may merge with or into, consolidate with, or sell, lease or convey all or substantially all of its assets to, any other trust or corporation, provided that (a) either the Trust shall be the continuing trust or corporation, or the successor trust or corporation (if other than the Trust) formed by or resulting from any such merger or consolidation or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indentures; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Trust or any Subsidiary as a result thereof as having been incurred by the Trust or such Subsidiary at the time of such transaction, no Event of Default under the Indentures, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion covering such conditions shall be delivered to the Trustees (Sections 801 and 803 of each Indenture).

EVENTS OF DEFAULT, NOTICE AND WAIVER

  Each Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder (a) default for 30 days in the payment of any installment of interest or Additional Amounts on any Debt Security of such series; (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series when due; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance of any other covenant of the Trust contained in the applicable Indenture (other than a covenant added to such Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in such Indenture; (e) an event of default under any evidence of indebtedness of the Trust or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured or evidenced, such default having resulted in the acceleration of the maturity of an aggregate principal amount exceeding $10,000,000 of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within a specified period of time;
(f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Trust, any Significant Subsidiary or the property of the Trust or any Significant Subsidiary; and (g) any other Event of Default provided with respect to a particular series of Debt Securities (Section 501 of each Indenture). The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Trust.

  If an Event of Default under either Indenture with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Outstanding Debt Securities of that series to be due and payable immediately by written notice thereof to the Trust (and to the applicable Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the Holders of not less than a majority in principal amount of Outstanding Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may
be) may rescind and annul such declaration and its consequences if (a) the Trust shall have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest, and any Additional Amounts, on the Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in the applicable Indenture (Section 502 of each Indenture). Each Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest or Additional Amounts on any Debt Security of such series or (y) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the Holders of all Outstanding Debt Securities affected thereby (Section 513 of each Indenture).

  Each Trustee is required to give notice to the Holder of Debt Securities within 90 days of a default under the applicable Indenture; provided, however, that the Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest payable on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers of the Trustee consider such withholding to be in the interest of such Holders (Section 601 of each Indenture).

  Each Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the applicable Indenture or for any remedy thereunder, except in the case of failure of the Trustee thereunder for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it (Section 507 of each Indenture). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on, and Additional Amounts payable with respect to, such Debt Securities at the respective due dates thereof (Section 508 of each Indenture).

  Subject to provisions in each Indenture relating to its duties in case of default, each Trustee is under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any Holders of any series of Debt Securities then Outstanding under such Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity (Section 602 of each Indenture). The Holders of not less than a majority in principal amount of the applicable Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may
be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein (Section 512 of each Indenture).

  Within 120 days after the close of each fiscal year, the Trust must deliver to each Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof (Section 1010 of each Indenture).

MODIFICATION OF THE INDENTURES

  Modifications and amendments of each Indenture may be made only with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities issued under such Indenture which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby, (a) change the Stated Maturity of the principal of (or premium, if any), or any installment of principal of or interest on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any Additional Amounts payable in respect of, or any premium payable on redemption of, or change any obligation of the Company to pay any Additional Amounts set forth in the Indenture relating to, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security; (c) change the Place of Payment, or the coin or currency, for payment of principal of, premium, if any, or interest on, or any Additional Amounts payable with respect to, any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security;
(e) reduce the above-stated percentage of Outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in such Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of each such Debt Security affected thereby (Section 902 of each Indenture).

  The Holders of not less than a majority in principal amount of Outstanding Debt Securities issued under either Indenture have the right to waive compliance by the Trust with certain covenants in the applicable Indenture (Section 1012 of each Indenture).

  Modifications and amendments of each Indenture may be made by the Trust and the applicable Trustee without the consent of any Holder of Debt Securities issued thereunder for any of the following purposes: (i) to evidence the succession of another Person to the Trust as obligor under the applicable Indenture; (ii) to add to the covenants of the Trust for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Trust in the applicable Indenture; (iii) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (iv) to add or change any provisions of the applicable Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of the applicable Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities Outstanding of any series issued thereunder created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Preferred Shares or Common Shares of the Trust; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the applicable Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in the applicable Indenture, provided that such action will not adversely affect the interests of Holders of Debt Securities of any series in any material respect; or (x) to supplement any of the provisions of the applicable Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action will not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect (Section 901 of each Indenture).

  Each Indenture provides that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that will be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of a Debt Security denominated in a Foreign Currency that shall be deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above),
(iii) the principal amount of an Indexed Security that will be deemed outstanding will be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 301 of the applicable Indenture, and (iv) Debt Securities owned by the Trust or any other obligor upon the Debt Securities or any Affiliate of the Trust or of such other obligor will be disregarded (Section 101 of each Indenture).

  Each Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series (Section 1501 of each Indenture). A meeting may be called at any time by the applicable Trustee, and also, upon request, by the Trust, pursuant to a resolution adopted by the Board of Trustees, or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as provided in the applicable Indenture (Section 1502 of each Indenture). Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of the applicable Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Section 1504 of each Indenture).

  Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the applicable Indenture (Section 1504 of each Indenture).

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

  The Trust may discharge certain obligations to Holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest and Additional Amounts payable to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Section 401 of each Indenture).

  Each Indenture provides that, if the provisions of Article XIV are made applicable to the Debt Securities of or within any series pursuant to Section 301 of such Indenture, the Trust may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") (Section 1402 of each Indenture) or (b) to be released from its obligations with respect to such Debt Securities under Sections 1004 to 1009, inclusive, of the applicable Indenture (being the restrictions described under "Certain Covenants") or, if provided pursuant to Section 301 of such Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance") (Section 1403 of each Indenture), in either case upon the irrevocable deposit by the Trust with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor (Section 1404 of each Indenture).

  Such a trust may only be established if, among other things, the Trust has delivered to the applicable Trustee an Opinion of Counsel (as specified in the applicable Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (Section 1404 of each Indenture).

  "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section 101 of each Indenture).

  Unless otherwise provided in the applicable Prospectus Supplement, if after the Trust has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to Section 301 of the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (Section 1405 of each Indenture). "Conversion Event" means the cessation of use of (i) a Foreign Currency, both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established (Section 101 of each Indenture). Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a Foreign Currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

  In the event the Trust effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "Events of Default, Notice and Waiver" with respect to Sections 1004 to 1009, inclusive, of the applicable Indenture (which Sections would no longer be applicable to such Debt Securities) or described in clause (g) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Trust would remain liable to make payment of such amounts due at the time of acceleration.

  The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

CONVERSION RIGHTS

  The terms and conditions, if any, upon which the Debt Securities are convertible into Preferred Shares or Common Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Preferred Shares or Common Shares, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the Holders or the Trust, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities.

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (the "Global Securities") that will be deposited with, or on behalf of, a depository (the "Depository") identified in the applicable Prospectus Supplement relating to such series. Global Securities are expected to be deposited with The Depository Trust Company, as Depository. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

  Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any nominee of such Depository to a successor Depository or any nominee of such successor.

  The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement, the Trust anticipates that the following provisions will apply to depository arrangements.

  Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts shall be designated by the underwriters, dealers or agents with respect to such Debt Securities or by the Trust if such Debt Securities are offered and sold directly by the Trust. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to beneficial interests of Participants) and records of Participants (with respect to beneficial interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a Global Security.

  So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below or in the applicable Prospectus Supplement, owners of beneficial interest in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

  Payments of principal of, any premium and any interest on, or any Additional Amounts payable with respect to, individual Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. None of the Trust, the Trustees, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Trust expects that the Depository for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such Debt Securities, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Debt Securities as shown on the records of such Depository or its nominee. The Trust also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  If a Depository for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Trust within 90 days, the Trust will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. In addition, the Trust may, at any time and in its sole discretion, subject to any limitations described in the applicable Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of such series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security or Securities representing such series of Debt Securities. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Trust, of $1,000 and integral multiples thereof.

SUBORDINATION

  Upon any distribution to creditors of the Trust in a liquidation, dissolution or reorganization, the payment of the principal of and interest on the Subordinated Securities will be subordinated to the extent provided in the Subordinated Securities Indenture in right of payment to the prior payment in full of all Senior Debt (Sections 1601 and 1602 of the Subordinated Securities Indenture), but the obligation of the Trust to make payment of the principal and interest on the Subordinated Securities will not otherwise be affected (Section 1608 of the Subordinated Securities Indenture). No payment of principal or interest may be made on the Subordinated Securities at any time if a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and the default is the subject of judicial proceedings or the Trust receives notice of the default (Section 1603 of the Subordinated Securities Indenture). After all Senior Debt is paid in full and until the Subordinated Securities are paid in full, holders will be subrogated to the rights of holders of Senior Debt to the extent that distributions otherwise payable to holders have been applied to the payment of Senior Debt (Section 1607 of the Subordinated Securities Indenture). By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Trust may recover more, ratably, than holders of the Subordinated Securities.

  Senior Debt is defined in the Subordinated Securities Indenture as the principal of and interest on, or substantially similar payments to be made by the Trust in respect of, the following, whether outstanding at the date of execution of the Subordinated Securities Indenture or thereafter incurred, created or assumed: (a) indebtedness of the Trust for money borrowed or represented by purchase-money obligations, (b) indebtedness of the Trust evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument, (c) obligations of the Trust as lessee under leases of property either made as part of any sale and leaseback transaction to which the Trust is a party or otherwise, (d) indebtedness of partnerships and joint ventures that is included in the consolidated financial statements of the Trust, (e) indebtedness, obligations and liabilities of others in respect of which the Trust is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which the Trust has agreed to purchase or otherwise acquire, and (f) any binding commitment of the Trust to fund any real estate investment or to fund any investment in any entity making such real estate investment, in each case other than (1) any such indebtedness, obligation or liability referred to in clauses (a) through (f) above as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Subordinated Securities or ranks pari passu with the Subordinated Securities,
(2) any such indebtedness, obligation or liability which is subordinated to indebtedness of the Trust to substantially the same extent as or to a greater extent than the Subordinated Securities are subordinated, (3) any trade accounts payable and (4) the Subordinated Securities (Section 101 of the Subordinated Securities Indenture). There are no restrictions in the Subordinated Securities Indenture upon the creation of additional Senior Debt. However, the Senior Securities Indenture contains limitations on incurrence of indebtedness by the Trust. See "--Certain Covenants--Senior Securities Indenture Limitations on Incurrence of Debt."

                        DESCRIPTION OF PREFERRED SHARES

  The Trust is authorized to issue 1,000,000 preferred shares of beneficial interest, par value $1.00 per share, and no Preferred Shares were outstanding as of the date of this Prospectus.

  The following description of the Preferred Shares sets forth certain general terms and provisions of the Preferred Shares to which any Prospectus Supplement may relate. The particular terms of the Preferred Shares being offered and the extent to which such general provisions may or may not apply will be described in a Prospectus Supplement relating to such Preferred Shares. The statements below describing the Preferred Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Trust's Amended and Restated Declaration of Trust (the "Declaration of Trust").

GENERAL

  The Declaration of Trust authorizes the Board of Trustees to issue Preferred Shares in series, and to establish the number of shares to be included in each series and to fix the designation and relative rights, preferences and limitations of the shares of each series, including, but not limited to, the determination of the following: any dividend and distribution rights; any terms on which Preferred Shares may be redeemed; any voting rights; any rights in the event of the dissolution, liquidation or winding up of the Trust; any conversion rights; and any other rights, preferences and limitations. The Preferred Shares will, when issued, be fully paid and nonassessable and will have no preemptive rights.

  Reference is made to the Prospectus Supplement relating to the Preferred Shares offered thereby for specific terms, including:

   (1)The title and stated value of such Preferred Shares;

   (2) The number of shares of such Preferred Shares being offered, the liquidation preference per share and the offering price of such Preferred Shares;

   (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Shares;

   (4) The date from which dividends on such Preferred Shares shall accumulate, if applicable;

   (5) The procedures for any auction and remarketing, if any, for such Preferred Shares;

   (6) The provision for a sinking fund, if any, for such Preferred Shares;

   (7) The provisions for redemption, if applicable, of such Preferred
       Shares;

   (8) Any listing of such Preferred Shares on any securities exchange;

   (9) The terms and conditions, if applicable, upon which such Preferred Shares will be convertible into Common Shares of the Trust, including the conversion price (or manner of calculation thereof);

  (10) Whether interests in such Preferred Shares will be represented by Depositary Shares;

  (11) A discussion of federal income tax considerations applicable to such Preferred Shares;

  (12) The relative ranking and preferences of such Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Trust;

  (13) Any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Trust;

  (14) Any limitations on direct or beneficial ownership and restrictions on transfer of such Preferred Shares, in each case as may be appropriate to preserve the status of the Trust as a REIT; and

  (15) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Shares.

RANK

  Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares will, with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Trust, rank (i) senior to all classes or series of Common Shares of the Trust, and to all equity securities ranking junior to such Preferred Shares with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Trust, as the case may be; (ii) on a parity with all equity securities issued by the Trust the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Trust, as the case may be; and (iii) junior to all equity securities issued by the Trust the terms of which specifically provide that such equity securities rank senior to the Preferred Shares with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Trust, as the case may be. As used in the Declaration of Trust for these purposes, the term "equity securities" does not include convertible debt securities.

DIVIDENDS

  Holders of Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees of the Trust, out of assets of the Trust legally available for payment, cash dividends at such rates (or method of calculation thereof) and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the stock transfer books of the Trust on such record dates as shall be fixed by the Board of Trustees of the Trust.

  Dividends on any series of the Preferred Shares may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Trustees of the Trust fails to declare a dividend payable on a dividend payment date on any series of the Preferred Shares for which dividends are noncumulative, then the holders of such series of the Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Trust will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

  If any Preferred Shares of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred shares of the Trust of any other series ranking, as to dividends, on a parity with or junior to the Preferred Shares of such series for any period unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Preferred Shares of any series and the shares of any other series of preferred shares ranking on a parity as to dividends with the Preferred Shares of such series, all dividends declared upon the Preferred Shares of such series and any other series of preferred shares ranking on a parity as to dividends with such Preferred Shares shall be declared pro rata so that the amount of dividends declared per share on the Preferred Shares of such series and such other series of preferred shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Shares of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend) and such other series of preferred shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Shares of such series which may be in arrears.

  Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in common shares or other shares of beneficial interest of the Trust ranking junior to the Preferred Shares of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution upon the Common Shares or any other shares of beneficial interest of the Trust ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation, nor shall any Common Shares or any other shares of beneficial interest of the Trust ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Trust (except by conversion into or exchange for other shares of beneficial interest of the Trust ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

  Any dividend payment made on a series of Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

REDEMPTION

  If so provided in the applicable Prospectus Supplement, the Preferred Shares of any series will be subject to mandatory redemption or redemption at the option of the Trust, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

  The Prospectus Supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of such Preferred Shares that shall be redeemed by the Trust in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of shares of beneficial interest of the Trust, the terms of such Preferred Shares may provide that, if no such shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Shares shall automatically and mandatorily be converted into shares of the applicable shares of beneficial interest of the Trust pursuant to conversion provisions specified in the applicable Prospectus Supplement.

  Notwithstanding the foregoing, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on all shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of such series of Preferred Shares shall be redeemed unless all outstanding Preferred Shares of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series, and, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all outstanding shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on all shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Trust shall not purchase or otherwise acquire directly or indirectly any Preferred Shares of such series (except by conversion into or exchange for shares of beneficial interest of the Trust ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

  If fewer than all of the outstanding Preferred Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by the Trust and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by the Trust.

  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on the stock transfer books of the Trust. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price;
(v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the Preferred Shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Preferred Shares to be redeemed from each such holder. If notice of redemption of any Preferred Shares has been properly given and if the funds necessary for such redemption have been irrevocably set aside by the Trust in trust for the benefit of the holders of any Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Shares, such Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. Any moneys so deposited which remain unclaimed by the holders of such Preferred Shares at the end of two years after the redemption date will be returned by the applicable bank or trust company to the Trust.

LIQUIDATION PREFERENCE

  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, then, before any distribution or payment shall be made to the holders of any Common Shares or any other class or series of shares of beneficial interest of the Trust ranking junior to any series of Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, the holders of such series of Preferred Shares shall be entitled to receive, after payment or provision for payment of the Trust's debts and other liabilities, out of assets of the Trust legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of such series of Preferred Shares will have no right or claim to any of the remaining assets of the Trust. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Trust are insufficient to pay the amount of the liquidating distributions on all such outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of shares of beneficial interest of the Trust ranking on a parity with such series of Preferred Shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of such series of Preferred Shares and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

  If the liquidating distributions shall have been made in full to all holders of a series of Preferred Shares, the remaining assets of the Trust shall be distributed among the holders of any other classes or series of shares of beneficial interest ranking junior to such series of Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For purposes of this section, a distribution of assets in any dissolution, winding up or liquidation will not include (i) any consolidation or merger of the Trust with or into any other corporation, (ii) any dissolution, liquidation, winding up, or reorganization of the Trust immediately followed by organization of another entity to which such assets are distributed or (iii) a sale or other disposition of all or substantially all of the Trust's assets to another entity; provided that, in each case, effective provision is made in the charter of the resulting and surviving entity or otherwise for the recognition, preservation and protection of the rights of the holders of Preferred Shares.

VOTING RIGHTS

  Holders of any series of Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement. The Declaration of Trust provides that no holders of Preferred Shares shall have the right to elect one or more separate trustees. However, if the Trust elects to issue a series of Preferred Shares, it may amend the Declaration of Trust to provide for certain additional voting rights to holders of Preferred Shares.

  So long as any Preferred Shares remain outstanding, the Trust will not, without the affirmative vote or consent of the holders of two-thirds (2/3) of the shares of each series of Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to such series of Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of beneficial interest of the Trust into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Trust's Declaration of Trust, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Shares or the holders thereof; provided, however, that any increase in the amount of the authorized preferred shares or the creation or issuance of any other series of preferred shares, or any increase in the amount of authorized shares of such series or any other series of Preferred Shares, in each case ranking on a parity with or junior to the Preferred Shares of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

  The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be affected, all outstanding shares of such series of Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

CONVERSION RIGHTS

  The terms and conditions, if any, upon which any series of Preferred Shares are convertible into Common Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of Common Shares into which the Preferred Shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Shares or the Trust, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Preferred Shares.

RESTRICTIONS ON OWNERSHIP

  For the Trust to qualify as a REIT under the Code, not more than 50% in value of its outstanding shares of beneficial interest may be owned, directly or constructively, by five or fewer individuals (as defined in the Code) during the last half of a taxable year, and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). Therefore, the Declaration of Trust imposes certain restrictions on the ownership and transferability of Preferred Shares. All certificates representing Preferred Shares will bear a legend referring to these restrictions. For a general description of such restrictions, see "Description of Common Shares-- Restrictions on Ownership."

                       DESCRIPTION OF DEPOSITARY SHARES

GENERAL

  The Trust may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fractional interest of a share of a particular series of Preferred Shares, as specified in the applicable Prospectus Supplement. Preferred Shares of each series represented by Depositary Shares will be deposited under a separate Deposit Agreement (each, a "Deposit Agreement") among the Trust, the depositary named therein (the "Preferred Shares Depositary") and the holders from time to time of the Depositary Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Shares represented by the Depositary Shares evidenced by such Depositary Receipt, to all rights and preferences of the Preferred Shares represented by such Depositary Shares (including dividend, voting, conversion, redemption and liquidation rights).

  The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Shares by the Trust to the Preferred Shares Depositary, the Trust will cause the Preferred Shares Depositary to issue, on behalf of the Trust, the Depositary Receipts. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from the Trust upon request, and the following summary of the form thereof filed as an exhibit to the Registration Statement of which this Prospectus is a part is qualified in its entirety by reference thereto.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Preferred Shares Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Shares to the record holders of Depositary Receipts evidencing the related Depositary Shares in proportion to the number of such Depositary Receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Shares Depositary.

  In the event of a distribution other than in cash, the Preferred Shares Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Shares Depositary, unless the Preferred Shares Depositary determines that it is not feasible to make such distribution, in which case the Preferred Shares Depositary may, with the approval of the Trust, sell such property and distribute the net proceeds from such sale to such holders.

WITHDRAWAL OF SHARES

  Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Shares Depositary (unless the related Depositary Shares have previously been called for redemption), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional Preferred Shares and any money or other property represented by the Depositary Shares evidenced by such Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related Preferred Shares on the basis of the proportion of Preferred Shares represented by each Depositary Share as specified in the applicable Prospectus Supplement, but holders of such Preferred Shares will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of shares of Preferred Shares to be withdrawn, the Preferred Shares Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. The Trust does not expect that there will be any public market for Preferred Shares that are withdrawn as described in this paragraph.

REDEMPTION OF DEPOSITARY SHARES

  Whenever the Trust redeems Preferred Shares held by the Preferred Shares Depositary, the Preferred Shares Depositary will redeem as of the same redemption date the number of Depositary Shares representing the Preferred Shares so redeemed, provided the Trust shall have paid in full to the Preferred Shares Depositary the redemption price of the Preferred Shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the redemption price and any other amounts per share payable with respect to the Preferred Shares. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by the Trust.

  From and after the date fixed for redemption, all dividends in respect of the Preferred Shares so called for redemption will cease to accrue, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such Depositary Receipts were entitled upon such redemption upon surrender thereof to the Preferred Shares Depositary.

VOTING OF THE PREFERRED SHARES

  Upon receipt of notice of any meeting at which the holders of the Preferred Shares are entitled to vote, the Preferred Shares Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares which represent such Preferred Shares. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Shares) will be entitled to instruct the Preferred Shares Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Shares represented by such holder's Depositary Shares. The Preferred Shares Depositary will vote the amount of Preferred Shares represented by such Depositary Shares in accordance with such instructions, and the Trust will agree to take all reasonable action which may be deemed necessary by the Preferred Shares Depositary in order to enable the Preferred Shares Depositary to do so. The Preferred Shares Depositary will abstain from voting the amount of Preferred Shares represented by such Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing such Depositary Shares. The Preferred Shares Depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the Preferred Shares Depositary.

LIQUIDATION PREFERENCE

  In the event of the liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, the holders of each Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each Preferred Share represented by the Depositary Share evidenced by such Depositary Receipt, as set forth in the applicable Prospectus Supplement.

CONVERSION OF PREFERRED SHARES

  The Depositary Shares, as such, are not convertible into Common Shares or any other securities or property of the Trust. Nevertheless, if so specified in the applicable Prospectus Supplement relating to an offering of the

Depositary Shares, the Depositary Receipts may be surrendered by holders thereof to the Preferred Shares Depositary with written instructions to the Preferred Shares Depositary to instruct the Trust to cause conversion of the Preferred Shares represented by the Depositary Shares evidenced by such Depositary Receipts into whole shares of Common Shares, other shares of Preferred Shares of the Trust or other shares of beneficial interest, and the Trust has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Shares to effect such conversion. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, a new Depositary Receipt will be issued for any Depositary Shares not to be converted. No fractional shares of Common Shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by the Trust equal to the value of the fractional interest based upon the closing price of the Common Shares on the last business day prior to the conversion.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

  The form of Depositary Receipt evidencing the Depositary Shares which represent the Preferred Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Trust and the Preferred Shares Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Shares will not be effective unless such amendment has been approved by the existing holders of at least a majority of the Depositary Shares evidenced by the Depositary Receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the Deposit Agreement, of any holder of Depositary Receipts to surrender any Depositary Receipt with instructions to deliver to the holder the related Preferred Shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

  The Deposit Agreement may be terminated by the Trust upon not less than 30 days' prior written notice to the Preferred Shares Depositary if (i) such termination is necessary to preserve the Trust's status as a REIT or (ii) at least two-thirds of each series of Preferred Shares affected by such termination consents to such termination, whereupon the Preferred Shares Depositary shall deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional shares of Preferred Shares as are represented by the Depositary Shares evidenced by such Depositary Receipts together with any other property held by the Preferred Shares Depositary with respect to such Depositary Receipt. The Trust has agreed that if the Deposit Agreement is terminated to preserve the Trust's status as a REIT, then the Trust will use its best efforts to list the Preferred Shares issued upon surrender of the related Depositary Shares on a national securities exchange. In addition, the Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed or converted, or (ii) there shall have been a final distribution in respect of the related Preferred Shares in connection with any liquidation, dissolution or winding up of the Trust and such distribution shall have been distributed to the holders of Depositary Receipts evidencing the Depositary Shares representing such Preferred Shares.

CHARGES OF PREFERRED SHARES DEPOSITARY

  The Trust will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, the Trust will pay the fees and expenses of the Preferred Shares Depositary in connection with the performance of its duties under the Deposit Agreement. However, holders of Depositary Receipts will pay certain other transfer and other taxes and governmental charges as well as the fees and expenses of the Preferred Shares Depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the Deposit Agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

  The Preferred Shares Depositary may resign at any time by delivering to the Trust notice of its election to do so, and the Trust may at any time remove the Preferred Shares Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Shares Depositary. A successor Preferred Shares Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

  The Preferred Shares Depositary will forward to holders of Depositary Receipts any reports and communications from the Trust which are received by the Preferred Shares Depositary with respect to the related Preferred Shares.

  Neither the Preferred Shares Depositary nor the Trust will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of the Trust and the Preferred Shares Depositary under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence or willful misconduct, and the Trust and the Preferred Shares Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or Preferred Shares represented thereby unless satisfactory indemnity is furnished. The Trust and the Preferred Shares Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting Preferred Shares represented thereby for deposit, holders of Depositary Receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

  In the event the Preferred Shares Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Trust, on the other hand, the Preferred Shares Depositary shall be entitled to act on such claims, requests or instructions received from the Trust.

                         DESCRIPTION OF COMMON SHARES

  The Trust has the authority to issue an unlimited number of common shares of beneficial interest without par value. At December 2, 1996, the Trust had outstanding 58,291,120 common shares of beneficial interest without par value.

  The following description of the Common Shares sets forth certain general terms and provisions of the Common Shares to which any Prospectus Supplement may relate, including a Prospectus Supplement providing that Common Shares will be issuable upon conversion of Debt Securities or Preferred Shares or upon the exercise of Warrants. The statements below describing the Common Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Trust's Declaration of Trust.

  Holders of the Trust's Common Shares will be entitled to receive dividends when, as and if declared by the Board of Trustees of the Trust, out of funds legally available therefor. Payment and declaration of dividends on the Common Shares and purchases of Common Shares by the Trust will be subject to certain restrictions if the Trust fails to pay dividends on the Preferred Shares. See "Description of Preferred Shares". Upon any liquidation, dissolution or winding up of the Trust, holders of Common Shares will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of the debts and other liabilities of the Trust and the preferential amounts owing with respect to any outstanding Preferred Shares. The Common Shares will possess ordinary voting rights for the election of trustees and in respect of other trust matters, each share entitling the holder thereof to one vote. Trustees are elected in classes for terms expiring at the third succeeding annual meeting. Holders of Common Shares do not have cumulative voting rights in the election of trustees, which means that holders of more than 50% of all of the Trust's Common Shares voting for the election of trustees at any annual meeting can elect all of the trustees to be elected at such meeting if they choose to do so and the holders of the remaining shares cannot elect any trustees at such meeting. Approval of the following matters requires the affirmative vote of the holders of at least 66 2/3% of all outstanding Common Shares: amendments to the Trust's Declaration of Trust, termination of the Trust, certain mergers, reorganizations or consolidations of the Trust or the sale, conveyance, exchange or other disposition of more than 50% of the Trust's property, and the removal of any trustee by the shareholders. Holders of Common Shares will not have preemptive rights, which means they have no right to acquire any additional Common Shares that may be issued by the Trust at a subsequent date. The Common Shares will, when issued, be fully paid and nonassessable.

RESTRICTIONS ON OWNERSHIP

  For the Trust to qualify as a REIT under the Code, not more than 50% in value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code) during the last half of a taxable year, and its shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). The Declaration of Trust imposes certain restrictions on the ownership and transferability of Common Shares and Preferred Shares (collectively, "Shares"). If two-thirds (2/3) of the Trustees determine that ownership of Shares has become, or that there is a substantial possibility it may become, concentrated to an extent which would prevent the Trust from continuing to be qualified as a REIT, then the Trustees may redeem (by lot or other manner deemed equitable by the Trustees) a sufficient number of Shares to bring the ownership of the Shares into conformity with the requirements of the Code, or prohibit the transfer of Shares to prevent the ownership of Shares from being concentrated to an extent which may not allow the Trust to qualify as a REIT under the Code. The redemption price to be paid will be (i) the last reported sale price of the applicable Shares on the last business day prior to the redemption date on the principal national securities exchange on which such Shares are listed, or (ii) if the applicable Shares are not so listed, the average of the highest bid and lowest asked prices on such last business day as reported by the National Quotation Bureau Incorporated or a similar organization selected from time to time by the Trustees for the purpose, or
(iii) if not determinable as aforesaid, as determined in good faith by the Trustees. From and after the date fixed for redemption by the Trustees, the holder of any Shares so called for redemption shall cease to be entitled to any distributions, voting rights and other benefits with respect to the Shares called for redemption, except the right to payment of the applicable redemption price. Under certain circumstances the proceeds of redemption might be taxed as a dividend to the recipient.

  In order to insure that the Trust remains qualified as a REIT for federal income tax purposes, the Declaration of Trust also provides that any transfer of Shares that would prevent the Trust from continuing to be so qualified shall be void ab initio, and the intended transferee of such Shares shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such Shares shall be deemed to have acted as agent on behalf of the Trustees in acquiring such Shares, and to hold such Shares on behalf of the Trustees.

  In addition, except as set forth below, any issuance or transfer of Shares that would create a direct or indirect owner of more than 7.5% of the lesser of the number or the value of the total Shares outstanding ("Excess Shares") shall be void ab initio and the would-be transferee of such Shares shall be deemed never to have had any interest in the Shares purportedly transferred. The Trustees may waive such restriction unless the ownership of Excess Shares would result in the termination of the status of the Trust as a REIT under the Code.

  Any person who could, as a result of any transfer and/or registration of transfer on the books of the Trust of any Shares, or securities convertible into Shares, become a direct or indirect owner of Excess Shares shall give written notice to the Trust of the proposed transfer and any information as may be required by the Trustees no later than the 15th day prior to any transfer which, if consummated, would result in such ownership.

  If a shareholder has knowledge that he owns, directly or indirectly, together with certain related persons, 500,000 or more Shares (including Shares into which convertible securities, options and warrants may be converted or purchased pursuant thereto), within 10 days of becoming aware of such ownership, whether or not connected with any acquisition of Shares, he must notify the Trust in writing of such fact and must similarly notify the Trust of any subsequent acquisition of Shares (or convertible securities, options or warrants) by himself or related persons of which he has knowledge within 10 days of becoming aware of such acquisition. In addition, each shareholder shall upon demand be required to disclose to the Trust in writing such information with respect to the direct, indirect and constructive ownership of Shares as the Board of Trustees deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

  The Registrar and Transfer Agent for the Trust's Common Shares is Boston Equiserve.

                            DESCRIPTION OF WARRANTS

  The Trust may issue Warrants for the purchase of Debt Securities, Preferred Shares, Depositary Shares or Common Shares. Warrants may be issued independently or together with any Offered Securities and may be attached to or separate from such securities. Each series of Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between the Trust and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Trust in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

  The applicable Prospectus Supplement will describe the following terms, where applicable, of the Warrants in respect of which this Prospectus is being delivered: (1) the title of such Warrants; (2) the aggregate number of such Warrants; (3) the price or prices at which such Warrants will be issued; (4) the currencies in which the price of such Warrants may be payable; (5) the designation, aggregate principal amount and terms of the securities purchasable upon exercise of such Warrants; (6) the designation and terms of the Offered Securities with which such Warrants are issued and the number of such Warrants issued with each such security; (7) the currency or currencies, including composite currencies, in which the principal of or any premium or interest on the securities purchasable upon exercise of such Warrants will be payable; (8) if applicable, the date on and after which such Warrants and the related securities will be separately transferable; (9) the price at which and currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such Warrants may be purchased; (10) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (11) the minimum or maximum amount of such Warrants which may be exercised at any one time; (12) information with respect to book-entry procedures, if any; (13) a discussion of certain Federal income tax considerations; and (14) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                             DESCRIPTION OF RIGHTS

  The Trust may issue Rights to its shareholders for the purchase of Common Shares. Each series of Rights will be issued under a separate rights agreement (a "Rights Agreement") to be entered into between the Trust and a bank or trust company, as Rights agent, all as set forth in the Prospectus Supplement relating to the particular issue of Rights. The Rights agent will act solely as an agent of the Trust in connection with the certificates relating to the Rights and will not assume any obligation or relationship of agency or trust for or with any holders of Rights certificates or beneficial owners of Rights. The Rights Agreement and the Rights certificates relating to each series of Rights will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Rights.

  The applicable Prospectus Supplement will describe the terms of the Rights to be issued, including the following where applicable: (i) the date for determining the shareholders entitled to the Rights distribution; (ii) the aggregate number of Common Shares purchasable upon exercise of such Rights and the exercise price; (iii) the aggregate number of Rights being issued; (iv) the date, if any, on and after which such Rights may be transferable separately; (v) the date on which the right to exercise such Rights shall commence and the date on which such right shall expire; (vi) any special United States federal income tax consequences; and (vii) any other terms of such Rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such Rights.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS
                       TO THE TRUST OF ITS REIT ELECTION

  The following summary of certain federal income tax considerations to the Trust is based on current law, is for general information only, and is not tax advice. The tax treatment of a holder of any of the Offered Securities will vary depending upon the terms of the specific securities acquired by such holder, as well as his particular situation, and this discussion does not attempt to address any aspects of federal income taxation relating to holders of Offered Securities. Certain federal income tax considerations relevant to holders of the Offered Securities will be provided in the applicable Prospectus Supplement relating thereto.

  EACH INVESTOR IS ADVISED TO CONSULT THE APPLICABLE PROSPECTUS SUPPLEMENT, AS WELL AS HIS OWN TAX ADVISOR, REGARDING THE TAX CONSEQUENCES TO HIM OF THE ACQUISITION, OWNERSHIP AND SALE OF THE OFFERED SECURITIES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE TRUST AS A REIT

  General. The Trust has elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Code, commencing with its taxable year ended July 31, 1972. The Trust believes that, commencing with its taxable year ended July 31, 1972, it was organized and has been operating in such a manner as to qualify for taxation as a REIT under the Code and the Trust intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified.

  These sections of the Code are highly technical and complex. The following sets forth the material aspects of the sections that govern the federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

  In the opinion of Altheimer & Gray, commencing with the Trust's taxable year which ended July 31, 1972, the Trust has been organized in conformity with the requirements for qualification as a REIT, and its method of operation enabled it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by the Trust as to factual matters. In addition, this opinion is based upon the factual representations of the Trust concerning its business and properties as set forth in this Prospectus. Moreover, such qualification and taxation as a REIT depends upon the Trust's ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership, and the various qualification tests imposed under the Code discussed below, the results of which have not been and will not be reviewed by Altheimer & Gray. Accordingly, no assurance can be given that the actual results of the Trust's operation in any particular taxable year will satisfy such requirements. See "--Failure to Qualify."

  If the Trust qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (at both the corporate and shareholder levels) that generally results from investment in a regular corporation. However, the Trust will be subject to federal income tax as follows: First, the Trust will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Trust may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Trust has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Trust has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the Trust should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Trust fails the 75% or 95% test, multiplied by (b) a fraction intended to reflect the Trust's profitability. Sixth, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Trust acquires any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in certain transactions in which the basis of the asset in the hands of the Trust is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Trust recognizes gain on the disposition of such asset during the 10-year period (the "Recognition Period") beginning on the date on which such asset was acquired by the Trust, then, to the extent of the excess, if any, of the fair market value over the adjusted basis of any such asset as of the beginning of the Recognition Period (the "Built-in Gain"), such gain will be subject to tax at the highest regular corporate rate pursuant to Internal Revenue Service ("IRS") regulations that have not yet been promulgated.

  Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors, (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest, (3) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code, (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code, (5) the beneficial ownership of which is held by 100 or more persons, (6) during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals (as defined in the Code) and (7) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (1) to (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) will not apply until after the first taxable year for which an election is made to be taxed as a REIT.

  The Trust has satisfied condition (5) and believes that it has issued sufficient shares to allow it to satisfy condition (6). In addition, the Trust's Declaration of Trust provides for restrictions regarding ownership and transfer of the Trust's shares of beneficial interest, which restrictions are intended to assist the Trust in continuing to satisfy the share ownership requirements described in (5) and (6) above. The ownership and transfer restrictions pertaining to a particular series of Preferred Shares are described in "Description of Preferred Shares--Restrictions on Ownership."

  The Trust owns and operates a number of properties through subsidiaries. Code Section 856(i) provides that a corporation which is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities and such items (as the case may be) of the REIT. Thus, in applying the requirements described herein, the Trust's "qualified REIT subsidiaries" will be ignored, and all assets, liabilities and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of the Trust.

  Income Tests. In order to maintain qualification as a REIT, the Trust annually must satisfy three gross income requirements. First, at least 75% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Trust's gross income (including gross income from prohibited transactions) for each taxable year.

  Rents received by the Trust will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the real estate investment trust, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue; provided, however, the Trust may directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. The Trust does not and will not charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts of sales, as described above), the Trust does not and will not rent any property to a Related Party Tenant, and the Trust does not and will not derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease). The Trust directly performs services under certain of its leases.

  The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

  If the Trust fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if the Trust's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Trust attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Trust would be entitled to the benefit of these relief provisions. As discussed above under "--General," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

  Asset Tests. The Trust, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Trust's total assets must be represented by real estate assets (including (i) assets held by the Trust's qualified REIT subsidiaries and the Trust's allocable share of real estate assets held by partnerships in which the Trust owns an interest and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Trust), cash, cash items and government securities. Second, not more than 25% of the value of the Trust's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Trust may not exceed 5% of the value of the Trust's total assets and the Trust may not own more than 10% of any one issuer's outstanding voting securities.

  The Trust currently has numerous wholly-owned subsidiaries. As set forth above, the ownership of more than 10% of the voting securities of any one issuer by a REIT is prohibited by the asset tests. However, if the Trust's subsidiaries are "qualified REIT subsidiaries" as defined in the Code, such subsidiaries will not be treated as separate corporations for federal income tax purposes. Thus, the Trust's ownership of stock of a "qualified REIT subsidiary" will not cause the Trust to fail the asset tests.

  Annual Distribution Requirements. The Trust, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (A) the sum of (i) 95% of the Trust's "REIT taxable income" (computed without regard to the dividends paid deduction and the Trust's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. In addition, if the Trust disposes of any asset during a Recognition Period, the Trust will be required, pursuant to IRS regulations which have not yet been promulgated, to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Trust does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "real estate investment trust taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Furthermore, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Trust intends to make timely distributions sufficient to satisfy this annual distribution requirement.

  It is possible that the Trust, from time to time, may not have sufficient cash or other liquid assets to meet the above distribution requirements due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Trust. In the event that such timing differences occur, in order to meet the 95% distribution requirement, the Trust may find it necessary to arrange for short-term, or possibly long-term borrowings or to pay dividends in the form of taxable stock dividends.

  Under certain circumstances, the Trust may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the Trust's deduction for dividends paid for the earlier year. Thus, the Trust may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Trust will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

FAILURE TO QUALIFY

  If the Trust fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Trust will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Trust fails to qualify will not be deductible by the Trust nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Trust will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Trust would be entitled to such statutory relief.

                             PLAN OF DISTRIBUTION

  The Trust may sell the Offered Securities to one or more underwriters for public offering and sale by them or may sell the Offered Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

  Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. The Trust also may, from time to time, authorize underwriters acting as the Trust's agents to offer and sell the Offered Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Trust in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

  Any underwriting compensation paid by the Trust to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

  If so indicated in a Prospectus Supplement, the Trust will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Offered Securities of the series to which such Prospectus Supplement relates providing for payment and delivery on a future date specified in such Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Offered Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Trust. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except that (i) the purchase by an institution of the particular Offered Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the particular Offered Securities are being sold to underwriters, the Trust shall have sold to such underwriters the total principal amount of such Offered Securities or number of Warrants less the principal amount or number thereof, as the case may be, covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Trust or such institutional investors thereunder.

  Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for the Trust and its subsidiaries in the ordinary course of business.

                                 ERISA MATTERS

  The Trust may be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "disqualified person" under corresponding provisions of the Code with respect to certain employee benefit plans. Certain transactions between an employee benefit plan and a party in interest or disqualified person may result in "prohibited transactions" within the meaning of ERISA and the Code, unless such transactions are effected pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to invest in the Offered Securities should consult with its legal counsel.

                                LEGAL OPINIONS

  Certain legal matters will be passed upon for the Trust by Steven F. Siegel, General Counsel and Secretary of the Trust, and by Robinson Silverman Pearce Aronsohn & Berman LLP, New York, New York. The legal authorization and issuance of the Offered Securities, as well as certain other legal matters concerning Massachusetts law, will be passed upon for the Trust by Goodwin, Procter & Hoar LLP, Boston, Massachusetts. Altheimer & Gray, Chicago, Illinois, has acted as counsel to the Trust on tax and certain other matters. Norman Gold, a member of Altheimer & Gray, is a Trustee. Mr. Gold beneficially owns 10,899 Common Shares.

  Certain legal matters will be passed upon for the underwriters, dealers or agents by Brown & Wood LLP, New York, New York.

                                    EXPERTS

  The consolidated balance sheets as of July 31, 1996 and 1995 and the consolidated statements of income, changes in shareholders' equity and cash flows and the consolidated financial statement schedules of the Trust for each of the three years in the period ended July 31, 1996, which appear in the Annual Report on the Form 10-K incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

  The historical summary of combined revenues and certain operating expenses of certain properties acquired by the Trust for the year ended July 31, 1996 appearing in the Trust's Current Report on Form 8-K dated November 4, 1996 has been audited by Eichler Bergsman & Co., LLP, independent accountants, as set forth in their report thereon, included therein and incorporated herein by reference. Such historical summary of combined revenues and certain operating expenses is incorporated herein by reference in reliance upon such report given on the authority of that firm as experts in accounting and auditing.

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  NO DEALER, SALESPERSON, OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE
ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST OR THE AGENTS. THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT OR THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE NOTES OFFERED HEREBY AND THEREBY OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH NOTES IN ANY JURISDICTION BY ANY PERSONS NOT AUTHORIZED OR QUALIFIED TO MAKE SUCH OFFER OR SOLICITATION OR TO ANY PERSONS TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT OR THE PROSPECTUS, NOR ANY SALE MADE HEREUNDER OR THEREUNDER, SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRUST SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                              ------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                           PROSPECTUS SUPPLEMENT
Risk Factors...............................................................  S-2
Description of Notes.......................................................  S-4
Special Provisions Relating to Foreign Currency Notes...................... S-20
Certain United States Federal Income Tax
 Considerations............................................................ S-22
Supplemental Plan of Distribution.......................................... S-30
                                PROSPECTUS
Available Information......................................................    2
Incorporation of Certain Documents by
 Reference.................................................................    2
The Trust..................................................................    3
Ratios of Earnings to Fixed Charges........................................    3
Use of Proceeds............................................................    4
Description of Debt Securities.............................................    4
Description of Preferred Shares............................................   18
Description of Depositary Shares...........................................   23
Description of Common Shares...............................................   26
Description of Warrants....................................................   28
Description of Rights......................................................   28
Certain Federal Income Tax Considerations
 to the Trust of its REIT Election.........................................   29
Plan of Distribution.......................................................   33
ERISA Matters..............................................................   34
Legal Opinions.............................................................   34
Experts....................................................................   34

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                                 $175,000,000

                                   NEW PLAN
                                 REALTY TRUST

                               MEDIUM-TERM NOTES
                            DUE NINE MONTHS OR MORE
                              FROM DATE OF ISSUE

                              ------------------

                             PROSPECTUS SUPPLEMENT
                               December 6, 1996

                              ------------------


                                LEHMAN BROTHERS

                              MERRILL LYNCH & CO.

                             MORGAN STANLEY & CO.
                                 Incorporated

                             SALOMON BROTHERS INC

                               SMITH BARNEY INC.

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